UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PNM Resources Inc.
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PNM Resources, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.pnmresources.com

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2014 annual meeting of shareholders of PNM Resources, Inc. will be held as follows:

DATE AND TIME:	Thursday, May 15, 2014, at 9:00 a.m. MDT
PLACE:	PNM Resources, Inc. Corporate Headquarters - 4th Floor 414 Silver Avenue SW Albuquerque, New Mexico (map to meeting location included on back of proxy statement)
WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on March 26, 2014.
ITEMS OF BUSINESS:
(1) Elect nine (9) directors.

(2) Ratify appointment of KPMG LLP as independent public accountants for 2014.

(3) Approve the PNM Resources, Inc. 2014 Performance Equity Plan.

(4) Approve, on an advisory basis, the compensation of our named executive officers.

(5) Consider any other business properly presented at the meeting.

VOTING:
On April 3, 2014, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. See the questions and answers in our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy and how to vote shares in person.

By Order of the Board of Directors Patricia K. Collawn Chairman, President and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2014:
This Notice of Annual Meeting; our 2014 proxy statement; our 2013 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chairman, President and CEO; and stock performance graph are available at www. proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

TABLE OF CONTENTS

Cover	Notice of 2014 Annual Meeting of Shareholders
i	Table of Contents
ii	Glossary
1	Questions and Answers About the Annual Meeting and Voting
6	Information About Our Corporate Governance
6	Corporate Governance Principles
6	Code of Ethics
7	Majority Voting for Directors
7	Director Independence
7	Board Leadership Structure and Lead Director
8	Board’s Role in Risk Oversight
8	Communication with the Board
9	Director Service Policy
9	Equity Compensation Awards Policy
9	Related Person Transaction Policy
10	Additional Information About Our Board and Board Committees
10	Board Meetings
10	Board Committees and their Functions
13	Director Compensation
15	Ownership of Our Common Stock
15	Five Percent Shareholders
16	Executive Officers and Directors
17	Section 16(a) Beneficial Ownership Reporting Compliance
17	Proposal 1: Elect Nine Directors
17	General Information
17	Directors Nominated This Year
21	Audit and Ethics Committee Report
22	Independent Auditor Fees
23	Proposal 2: Ratify Appointment of Independent Public Accountants
23	Proposal 3: Approve the PNM Resources, Inc. 2014 Performance Equity Plan
32	Proposal 4: Advisory Vote to Approve Compensation of Named Executive Officers
33	Executive Compensation
33	Compensation Discussion and Analysis
45	Compensation and Human Resources Committee Report
46	Summary of 2013 NEO Compensation
65	Equity Compensation Plan Information
A-1	Appendix A: 2013 Benchmark Data
B-1	Appendix B: PNM Resources, Inc. 2014 Performance Equity Plan

i

GLOSSARY OF TERMS USED IN THIS PROXY

After-Tax Plan	PNM Resources, Inc. After-Tax Retirement Plan
AIP	PNM Resources, Inc. Officer Annual Incentive Plan
Annual Meeting	Annual Meeting of PNM Resources, Inc. shareholders, to be held on May 15, 2014
Audit Committee	Audit and Ethics Committee of the Board
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 33
CEO	PNM Resources, Inc., Chief Executive Officer
CFO	PNM Resources, Inc., Chief Financial Officer
Compensation Committee	Compensation and Human Resources Committee of the Board
COO	PNM Resources, Inc., Chief Operating Officer
Company, PNMR or PNM Resources	PNM Resources, Inc.
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
ESA
PNM Resources, Inc. Executive Spending Account Plan, which allows PNM Resources, Inc. Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance and travel expenses related to medical or financial planning services

ESP	PNM Resources, Inc. Executive Savings Plan, adopted in 1998. On December 17, 2008, this plan was merged into PNM Resources, Inc. Executive Savings Plan II
ESP II	PNM Resources, Inc. Executive Savings Plan II
EVP	PNM Resources, Inc., Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FFO/Debt Ratio
Non-GAAP performance measure calculated for the purpose of determining certain long-term equity and cash incentive awards, as described in the CD&A. Equals PNMR’s funds from operations for the fiscal year divided by PNMR’s total debt outstanding (including certain long-term leases and unfunded pension plan obligations) as of the end of the fiscal year. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) adjusted by the following items: (1) adding amounts received by PNMR as principal payments on the Palo Verde Nuclear Generating Station lessor notes, (2) including amounts attributable to principal payments on imputed debt from long-term leases, (3) excluding changes in certain of PNMR’s current assets and liabilities, as well as bad debt expense, (4) excluding the impacts of the Valencia Energy Facility consolidation, (5) excluding the impact of capitalized interest, and (6) excluding any contributions to the PNMR and TNMP qualified pension plans. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated

GAAP	Generally Accepted Accounting Principles
GPBA Table	Grants of Plan Based Awards Table beginning on page 52

Incentive EPS
Non-GAAP adjusted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is corporate earnings per share, excluding non-recurring items that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated. For 2013, Incentive EPS of $1.41 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings) of $1.25 adjusted to exclude (i) $(0.01) per share attributable to the mark-to-market impact of economic hedges, (ii) $(0.01) per share attributable to net change in unrealized impairments of certain securities, (iii) $0.09 per share attributable to regulatory disallowances, (iv) $0.02 per share attributable to losses on reacquired debt and (v) $0.07 per share attributable to the loss, impairment, or write-up of any deferred tax asset or liability that was earned and recognized in a prior tax year, but that was revalued in the current year due to a current year change in state or federal law. For 2012, Incentive EPS of $1.31 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings) of $1.31 adjusted to exclude (i) $(0.01) per share attributable to the mark-to-market impact of economic hedges, (ii) $(0.04) per share attributable to the net change in unrealized impairments of certain securities, (iii) $(0.01) per share attributable to the gain on sale of the First Choice Power business, (iv) $(0.01) per share attributable to a one-time collection by TNMP related to unrecovered transmission costs from the 1999-2000 time period, (v) $0.06 per share attributable to costs incurred in the consolidation of building space and (vi) $0.01 per share attributable to process improvement initiatives. Incentive EPS herein refers to 2013 unless otherwise stated

KPMG	KPMG LLP
LTIP or Long-Term Incentive Plan	Long-Term Incentive Plan detailing measurements and metrics for specific plan years within the scope of the governing PEP
Meridian	Meridian Compensation Partners, LLC, the compensation consultant previously retained by the Compensation Committee and the Nominating Committee
NEO(s) or named executive officer(s)	Named Executive Officers of PNM Resources, Inc. consisting of our five most highly compensated executive officers including the CEO and CFO
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	PNM Resources, Inc. Officer(s)
Pay Governance	Pay Governance LLC, the compensation consultant currently retained by the Compensation Committee and the Nominating Committee
PEP
A general reference to the applicable form of the Company's performance equity plan, including the 2009 PEP and the 2014 PEP, that covers incentive compensation awards to certain employees and non-employee directors

2009 PEP
PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, effective May 19, 2009, as amended by the First Amendment thereto effective May 17, 2011, the Second Amendment thereto effective with respect to awards made pursuant to the 2012 LTIP and March 21, 2012 with respect to other awards, and the Third Amendment thereto effective May 21, 2012

2014 PEP	PNM Resources, Inc. 2014 Performance Equity Plan, that upon receipt of shareholder approval will replace the 2009 PEP
PNM	Public Service Company of New Mexico, a wholly owned subsidiary of PNM Resources, Inc.
PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising the PNMR director and executive compensation peer group listed on page 43
PS	Performance share award opportunity granted

Retention Plan	PNM Resources, Inc. Officer Retention Plan
RSA	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan
S&P	Standard & Poor's Financial Services LLC
SEC	Securities and Exchange Commission
SCT	Summary Compensation Table beginning on page 47
Severance Plan	PNM Resources, Inc. Non-Union Severance Pay Plan
SVP	PNM Resources, Inc., Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TNMP	Texas-New Mexico Power Company, an indirect wholly owned subsidiary of PNMR
Total Cash Compensation or TCC	Total Cash Compensation, which consists of the total of base salary and short-term cash incentives
Total Direct Compensation or TDC	Total Direct Compensation, which consists of base salary, short-term incentives and all long-term incentives (equity grants, performance-based grants, performance cash)
Total Shareholder Return or TSR	A comparison over time of share price appreciation and dividends paid to show the total return to the shareholder. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin
Towers Watson	Towers Watson & Co., the compensation consultant retained by PNMR management
2013 Benchmark Data
The compensation data from companies included in (1) the PNMR Peer Group and (2) the 2012 Towers Watson U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion), weighted respectively at 75% and 25%, to derive the weighted median. The two compensation databases provide information on base salary and short-term cash incentives (collectively, TCC), the expected value of long-term incentives and the Total Direct Compensation (or TDC, which is the sum of TCC and long-term incentives). The companies in the 2013 Benchmark Data for the 2012 Towers Watson U.S. CDB General Industry are listed in Appendix A

PNM Resources, Inc.
Proxy Statement for 2014 Annual Meeting of Shareholders
Thursday, May 15, 2014

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of March 26, 2014, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. For a list of terms defined and used in this proxy statement, see the Glossary beginning on page ii.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:

•	Notice of Annual Meeting

•	Our proxy statement for the Annual Meeting;

•	Our 2013 Annual Report on Form 10-K, which includes our consolidated financial statements;

•	A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and the stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at:
www.proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

3.    Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On April 3, 2014, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the Internet) or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis received the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2013, (previously filed with the SEC) was made available to shareholders beginning on April 3, 2014. Copies of the Annual Report on Form 10-K are available without charge upon written request to Leo Gonzalez, Assistant Treasurer, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87102-3289, or electronically at www.pnmresources.com (under Investor Relations). You may also obtain our SEC filings through the Internet at www.pnmresources.com (under Investor Relations) or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on March 26, 2014, the record date. On the record date, PNM Resources had 79,653,624 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following four proposals will be considered and voted on at the Annual Meeting:

Proposal No.	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
1	Elect nine (9) directors	17 to 20	FOR
2	Ratify appointment of KPMG LLP as independent public accountants for 2014	23 to 23	FOR
3	Approve PNM Resources, Inc. 2014 Performance Equity Plan	23 to 31	FOR
4	Approve, on an advisory basis, our NEO compensation	32 to 32	FOR

7.    Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any other matter (other than the above four proposals listed in the Notice of Annual Meeting of Shareholders) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions.
(You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
In Person:	You can attend and cast your vote at the Annual Meeting.

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on May 14, 2014. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under question 15.

9.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

10.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal No.	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
1: Elect nine (9) Directors	Majority of shares present, in person or by proxy, and entitled to vote on the matter
Votes may be cast in favor or withheld from each director nominee. Abstentions and withheld votes have the effect of a vote against the nominee. Broker non-votes will not be counted in calculating voting results.

2: Ratify Auditors	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
3. Approve PNM Resources, Inc. 2014 Performance Equity Plan	Majority of shares present, in person or by proxy, and entitled to vote on the matter*	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.
4: Advisory vote to approve NEO Compensation	Majority of shares present, in person or by proxy, and entitled to vote on the advisory matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.

* Further, in order to satisfy the requirements of New Mexico law relating to director conflict of interest transactions, shares owned by or voted under the control of our directors are not entitled to be counted in the vote to approve the PNM Resources, Inc. 2014 Performance Equity Plan.

11.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board, A. J. Fohrer, R. R. Nordhaus and B. W. Wilkinson, the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•	FOR the election of the nine (9) directors nominated;

•	FOR ratification of the appointment of KPMG LLP as independent public accountants for 2014;

•	FOR the approval of the PNM Resources, Inc. 2014 Performance Equity Plan; and

•	FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1, 3 and 4. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to questions 10, 13, and 16-18.

12.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares, and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder, and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.	How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•	the proxy materials; and

•	a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, Internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 11:59 p.m. Eastern Time on May 12, 2014.

16.	What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent public accountants for 2014 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.	What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1, 3 and 4 without receipt of your voting instructions.

We encourage you to provide instructions to your broker by giving your proxy. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are votes withheld, abstentions and broker non-votes treated?

As discussed in questions 9 and 10, votes withheld and abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes, and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter.

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record or their legal proxy holder and beneficial owners as of March 26, 2014. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of March 26, 2014. In all cases, valid photo identification is also required. A map of the meeting location and parking directions are contained on the back of this proxy statement. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting.

20.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/pnm2014

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

21.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

22.    Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet. The Company has hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $8,500 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. (“Broadridge”) is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

23.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, the Company has retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

24.    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com (under Governance and Ethics).

25.    What are the deadlines and procedures to propose actions for consideration or to nominate individuals to serve as directors at the 2015 Annual Meeting?

If you want PNM Resources to consider including a proposal in our 2015 proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC and Article I, Section 4(d) of our bylaws, and your proposal must be received at our principal executive offices no later than the close of business (5:00 p.m. Mountain Standard Time) on December 4, 2014.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel regarding the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

In addition, even if you do not want the proposal to be included in our next year’s proxy statement and form of proxy, under our bylaws, any shareholder intending to nominate a candidate for election to the Board or to propose any business at our 2015 annual meeting must give notice to our Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on

December 4, 2014. The notice must include information specified in Article I, Section 4(d) of our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. For information on recommending individuals for consideration as nominees, see page 12 of this proxy statement. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our bylaws.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:    Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289.

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:    Assistant Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289, 505-241-2205.

For next year’s Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders’ shares will vote those shares according to their judgment on any shareholder proposal that PNM Resources receives after December 4, 2014. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our judgment on any such shareholder proposal or nomination.

26.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

In recognition of the importance of governance to the proper management of the Company, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board.

The Corporate Governance Principles document can be found on PNM Resources’ website at www.pnmresources.com (under Governance and Ethics). The principles document sets forth key practices and addresses the following:

Responsibilities of the Board Process for Director Nominations Director Qualifications Director Independence Planning/Oversight Functions	Stock Ownership Guidelines Director Service Director Compensation Leadership Structure Conflicts of Interest
Code of Ethics

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, which applies to all directors, Officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque New Mexico 87102-3289. Do the Right Thing is also available on our website at www.pnmresources.com (under Governance and Ethics). The Company will post any amendments to or waivers from its code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters, and other matters involving violations of law are handled in accordance with the complaint procedures, adopted by the Audit Committee, that are posted on the Company’s website at www.pnmresources.com (under Governance and Ethics). The Company also established an anonymous/confidential hotline through which employees and others may report concerns about the Company’s business practices.

Majority Voting for Directors

Our articles of incorporation and bylaws provide for the annual election of directors. As discussed on page 3, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:

•	the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders), and

•	the Board’s policy that a substantial majority of the Board be independent and that all Board committees consist of independent members.

Director Independence

In accordance with the Company’s Corporate Governance Principles, the Board has affirmatively determined that all of the current directors and the new nominees, Ms. E. Renae Conley and Ms. Maureen T. Mullarkey, are independent of PNM Resources and its management (with the exception of Ms. Patricia K. Collawn). Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.

In determining the independence of the remaining eight non-employee members of the Board and Ms. Conley and Ms. Mullarkey, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consisted of service on the Board or a Board committee, being a shareholder or a retail utility customer of the Company, or were indirect relationships that were determined to be immaterial in amount and significance.

Board Leadership Structure and Lead Director

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Company’s Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO coupled with an independent lead director. The Chairman is Patricia K. Collawn, our President and CEO. Combining the roles of Chairman and CEO: 1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and 2) avoids creating a structure that would only duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and our industry, and her experience successfully navigating our Company out of the competitive businesses and through a challenging period make her best suited to speak as Chairman and CEO and provide strong unified leadership for PNM Resources.
The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director performs the following functions:

•	approving Board meeting agendas and information sent to the Board;

•	approving meeting schedules to ensure sufficient time for discussion of all agenda items;

•	chairing all meetings of the independent directors, including executive sessions of the independent directors, and presiding at all meetings of the Board in the absence of the Chairman;

•	working with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensuring the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, being authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitating the annual self-evaluation of the Board and Board committees;

•	serving as a liaison for communications between (1) management and the independent directors and (2) the Board and the Company’s shareholders and other interested parties; and

•	performing such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors who review the role and functions of the lead director on an annual basis.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chairman/CEO positions ensures that the Board receives the information, experience and direction to effectively govern. Further, the Board believes that having Ms. Collawn serve in the combined role of PNMR Chairman and CEO is in the best interests of our shareholders because:

•
Ms. Collawn’s thorough understanding of the particular challenges facing the regulated utility industry and the need to balance various stakeholder interests is critical at both the management and Board level and she is uniquely qualified to identify key strategic risks; and

•	Ms. Collawn’s combined role promotes unified leadership and direction and conveys the Board’s confidence in her leadership to shareholders, customers and other stakeholders.

Board’s Role in Risk Oversight

PNM Resources’ management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention. The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor material risks applicable to the Company. Throughout the year, the Board reviews briefing materials developed through the Company’s enterprise risk management program regarding the potential significant risks facing the Company. Each significant strategic risk is overseen by the full Board, with all its experience and expertise, in order to facilitate more effective integrated risk and strategy oversight.

In addition to oversight of strategic risks, the Board oversees the appropriate allocation of responsibility for oversight of specific risks among the committees of the Board. Over the past several years, Board committees have played an important role in risk oversight. For example, the Finance Committee reviews and recommends to the full Board the Company’s capital structure and oversees the Company’s management of risks associated with capital availability, liquidity and costs thereof. In addition, the Finance Committee monitors the execution of the Company’s energy supply, sales, and hedging programs. The Audit Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants. The Audit Committee also is regularly briefed on the Company’s cybersecurity risks and risk mitigation programs. The Nominating Committee oversees risks related to succession planning for the Board, and the Compensation Committee oversees risks related to succession planning for Company officers. The full Board annually reviews the CEO succession planning process. In addition, the Compensation Committee considers risks related to the attraction and retention of talent, risks related to the design of compensation programs and arrangements and monitors the design and administration of the Company’s overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by Company employees.

The Board does not believe that its leadership structure (i.e. combining the Chairman and CEO roles, coupled with an independent lead director) affects its ability to effectively oversee risk management because a substantial majority of the Board is comprised of independent directors, each committee is comprised entirely of non-management independent directors, and the roles of the lead director and committees are designed to provide effective oversight of management.

Communication with the Board

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website www.pnmresources.com (under Governance and Ethics) for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289.

Director Service Policy

Our Director Service Policy provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company, and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. The policy can be found on page 7 of the Corporate Governance Principles found on the Company’s website at www.pnmresources.com (under Governance and Ethics).

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the 2009 PEP and applicable laws and regulations. The 2009 PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a general “clawback” provision subjecting all awards to potential forfeiture to the fullest extent called for by applicable law or Company policy. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in the Company’s securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.pnmresources.com (under Governance and Ethics).

The Company conducts an annual review of equity compensation awards to ensure compliance with the requirements of the Equity Compensation Awards Policy.

Related Person Transaction Policy

On February 13, 2007, the Board approved the “Policy and Procedures Governing Related Party Transactions,” which is posted on our website at www.pnmresources.com (under Governance and Ethics). The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2013, PNM Resources has not participated, and has no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC Rules.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chairman of the Board presides at all meetings of the shareholders and of the full Board. As discussed above under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at least four times a year without management present and will meet more often as the need arises. Julie A. Dobson has served as the lead independent director since February 2012. Ms. Dobson will continue to serve as lead independent director until the completion of her term at the Annual Meeting of Shareholders on May 15, 2014. A new lead independent director will be subsequently named.

In 2013, the full Board met 5 times. The independent directors held 5 regularly scheduled meetings in 2013. Attendance in 2013 at full Board and committee meetings was 98%.

Directors are expected to attend the Annual Meeting, and as stated in the Corporate Governance Principles, directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2013 Annual Meeting held on May 9, 2013, with the exception of Bonnie S. Reitz, who was unable to attend due to a death in the family.

Board Committees and their Functions

The Board has four current standing committees: the Audit and Ethics Committee (or Audit Committee), the Compensation and Human Resources Committee (or Compensation Committee), the Finance Committee, and the Nominating and Governance Committee (or Nominating Committee). All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at www.pnmresources.com (under Governance and Ethics), and are available in print without charge to any shareholder who requests it. The charters comply with applicable NYSE Listing Standards.

The following table provides 2013 membership and meeting information for each of the four Board committees.

Name	Audit & Ethics	Nominating & Governance	Finance	Compensation & Human Resources
A. E. Archuleta		x*	x
J. A. Dobson**	x			x
A.J. Fohrer	x			x
R. R. Nordhaus	x	x
B. S. Reitz		x	x
D. K. Schwanz			x*	x
B. W. Wilkinson	x*		x
J. B. Woodard		x		x*
# Meetings in 2013	8	3	3	6
# Executive Sessions in 2013	8	1	—	1
*Committee Chair **Lead Independent Director

A summary of each standing committee’s responsibilities is included below:

Audit and Ethics Committee

Functions:
Four independent, non-employee directors.
Oversees the integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.
Ensures compliance with legal and regulatory requirements by the Company.
Assesses and ensures the independent accountant’s qualifications and independence.
Reviews and approves the performance of the Company’s internal audit function and independent accountants.
Approves independent accountant services and fees for audit and non-audit services.
Oversees the Company’s management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on the Company’s website at www.pnmresources.com (under Governance and Ethics). The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee conducted an evaluation of its performance in 2013.
Financial Expert:
The Board has unanimously determined that all Audit Committee members are financially literate. In addition, Ms. Julie A. Dobson, Mr. Alan J. Fohrer and Mr. Bruce W. Wilkinson qualify as “audit committee financial experts” within the meaning of SEC regulations.

Compensation and Human Resources Committee

Functions:
Four independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code).
Recommends the compensation philosophy, guidelines and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).
Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
Evaluates CEO performance in light of corporate goals and objectives.
Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
Monitors the Company’s affirmative action program.
Oversees the Company’s annual compensation risk assessment.

Charter:	A current copy of the Compensation Committee Charter may be found on the Company’s website at www.pnmresources.com (under Governance and Ethics).
Interlocks and Insider Participation:	No member of the Compensation Committee had a relationship during 2013 that requires disclosure as a compensation committee interlock or as insider participation.
Evaluation:	The Compensation Committee conducted an evaluation of its performance of the above functions in 2013.
Finance Committee

Functions:
Four independent non-employee directors.
Reviews and recommends to the Board the Company’s capital structure and financial strategy, including dividend policy.
Oversees the Company’s financial performance, capital expenditures and investment procedures and policies.
Oversees the Company’s investments in subsidiaries.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at www.pnmresources.com (under Governance and Ethics).
Evaluation:	The Finance Committee conducted an evaluation of its performance in 2013.

Nominating & Governance Committee

Functions:
Four independent non-employee directors.
Recommends candidates for election to the Board.
Develops policy on composition and size of the Board, as well as director tenure.
Develops director independence standards consistent with applicable laws or regulations.
Oversees the performance evaluation of the Board.
Recommends applicable revisions to the corporate governance principles.
Recommends Board compensation levels and stock ownership guidelines.
Oversees the Policy and Procedure Governing Related Party Transactions.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.pnmresources.com (under Governance and Ethics).
Interlocks and Insider Participation:	No member of the Nominating Committee had a relationship during 2013 that requires disclosure as a director compensation committee interlock or as insider participation.
Evaluation:	The Nominating Committee conducted an evaluation of its performance of the above functions in 2013.
Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

• directors should be individuals of the highest character and integrity and have inquiring minds, vision and the ability to work well with others and exercise good judgment;
• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and
• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page 3 of the current Corporate Governance Principles document posted at www.pnmresources.com (under Governance and Ethics).

In addition, please see the answer to Question 25 on pages 5-6 above for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The Nominating Committee and the Board have no formal policy regarding diversity in recruiting directors. However, the Nominating Committee does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise. For example, in the past, efforts were made to recruit more female nominees and to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and its utility subsidiaries, PNM and TNMP. In addition, the Nominating Committee seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies. The Board’s gender diversity has been recognized by the 2020 Women On Boards campaign for the past three years.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chairman, President and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on pages 42-43 of this proxy statement.

As discussed in the 2013 proxy statement, Meridian prepared an analysis in 2012 of director compensation comparing our compensation to the median of the PNMR Peer Group and to the median of a “general industry” subset of 84 companies with revenues between $1.0-$2.5 billion in the 2012 Meridian Compensation General Industry Outside Director Database. The analysis showed that our director compensation was below the median of both comparator groups. After reviewing Meridian's analysis and recommendations, in December 2012, the Nominating Committee recommended and the Board approved making the following changes to director compensation for 2013: (1) increasing the independent lead director fee from $15,000 to $20,000 and the Compensation Committee chair fee from $5,000 to $10,000, and (2) increasing the market value of the annual retainer equity award of restricted stock rights from $55,000 to $65,000. Thus, the 2013 annual retainer for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer (Cash and Equity):	$52,500 in cash Restricted stock rights(1) with a market value of $65,000(2)
Annual Lead Director Fee:	$20,000
Annual Audit Committee Chair Fee:	$10,000
Annual Compensation and Human Resources Committee Chair Fee:	$10,000
Annual Other Committee Chair Fee:	$ 5,000
Attendance Fees:	$1,500 per Board Committee meeting; $0 per Board meeting

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to PNMR’s bylaws and indemnification agreements between the Company and each director. No retirement or other benefit plans are available to directors.

(1)
Restricted stock rights granted under the 2009 PEP vest in three equal annual installments beginning on the first anniversary of the grant date, subject to vesting acceleration upon retirement from the Board. These awards are typically made at the annual meeting of directors, unless the meeting occurs during a black-out period for trading in the Company's securities as specified in the Company's Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period.

(2)
The amount of restricted stock rights is determined by dividing $65,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 2,850 restricted stock rights were granted on May 9, 2013, based on the closing price on that date of $22.81 per share.

In May 2013, Pay Governance became the independent compensation consultant retained directly by the Nominating Committee. Pay Governance prepared an analysis in July 2013 of director compensation and recommended no changes to director compensation for 2014. In December 2013, after discussing Pay Governance’s recommendation, the Nominating Committee recommended and the Board approved making no changes to director compensation for 2014.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of the Company’s longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. In 2012, the Board adopted revised stock ownership guidelines which provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer. Further, directors must also hold all restricted stock awards for a period of six months after termination of Board service or until the Director achieves the holding requirements. We believe these holding guidelines are appropriate because they approximate the holding requirements of the PNMR Peer Group. The directors have met or are making good progress toward meeting their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed below on page 44.

The guidelines are reviewed periodically for any appropriate changes and can be found on page 7 of the Corporate Governance Principles document available on the PNM Resources’ website at www.pnmresources.com (under Governance and Ethics).

Summary of Non-Employee Director Compensation in 2013

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2013.

DIRECTOR COMPENSATION IN 2013

Name[1]	Fees Earned Or Paid In Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A.E. Archuleta	68,000	63,128	—	—	—	—	131,128
J.A. Dobson	93,500	63,128	—	—	—	—	156,628
A.J. Fohrer	72,000	63,128	—	—	—	—	135,128
R.R. Nordhaus	69,000	63,128	—	—	—	—	132,128
B.S. Reitz	61,500	63,128	—	—	—	—	124,628
D.K. Schwanz	71,000	63,128	—	—	—	—	134,128
B.W. Wilkinson	79,000	63,128	—	—	—	—	142,128
J.B. Woodard	76,000	63,128	—	—	—	—	139,128
[1] Patricia K. Collawn does not receive any director compensation, as she is an employee, i.e., President and CEO. In addition, Ms. E. Renae Conley and Ms. Maureen T. Mullarkey are not included in this 2013 compensation table because they are new director nominees seeking election to the Board as of May 15, 2014.
[2]The following table provides additional information about fees earned or paid in cash to non-employee directors in 2013:

Name	Annual Retainer ($)	Committee Chair Fee ($)	Committee Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
A. E. Archuleta	52,500	5,000	10,500	—	68,000
J. A. Dobson	52,500		21,000	20,000	93,500
A. J. Fohrer	52,500	—	19,500	—	72,000
R. R. Nordhaus	52,500	—	16,500	—	69,000
B. S. Reitz	52,500	—	9,000	—	61,500
D. K. Schwanz	52,500	5,000	13,500	—	71,000
B. W. Wilkinson	52,500	10,000	16,500	—	79,000
J. B. Woodard	52,500	10,000	13,500		76,000

[3]Represents the grant date fair value of $22.15 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 2,850 restricted stock rights awarded under the 2009 PEP to each non-employee director on May 9, 2013. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2013. As of December 31, 2013, each non-employee director listed in the above table had 6,047 outstanding restricted stock rights, except Mr. Fohrer, who joined the Board in March 2012, had 4,891. The actual value that a director may realize on the vesting of the restricted stock will depend on the market price of our common stock at the date of vesting. The restricted stock rights granted under the 2009 PEP vest in three equal annual installments beginning on the first anniversary of the grant, subject to vesting acceleration upon retirement. As discussed above under “Stock Ownership and Retention Guidelines for Directors,” directors will hold 100% of the annual restricted stock award until they hold stock equal to the required multiple of annual cash retainer. This amount of restricted stock is held until six months after termination of Board service or until the director achieves the holding requirements.

OWNERSHIP OF OUR COMMON STOCK

Five Percent Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 26, 2014.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	7,877,160	—	—	8,167,440	—	8,167,440	10.3%
GAMCO Investors, Inc. et al (2) One Corporate Center Rye, NY 10580-1435	(2)	—	—	(2)	—	6,637,479	8.33%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	1,131,970	—	—	6,416,560	—	6,416,560	8%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 192355	132,321	—	—	5,522,790	113,521	5,636,311	7.07%
(1) As reported on Schedule 13G/A filed January 10, 2014 with the SEC by BlackRock, Inc. as the parent holding company or control person of thirteen subsidiaries. This filing reports sole voting power over 7,877,160 shares, which constitutes 9.89% of PNMR common stock.
(2) As reported on Schedule 13D/A filed November 14, 2011 with the SEC by GAMCO Investors, Inc. et al. This filing reported that Gabelli Funds, LLC beneficially owned 3,053,379 shares (3.83%) with sole voting and sole dispositive power; GAMCO Asset Management Inc. beneficially owned 3,267,300 shares with sole voting power and 3,574,100 shares (4.49%) with sole dispositive power; and MJG-IV Limited Partnership beneficially owned 10,000 shares (0.01%) with sole voting and dispositive powers. The filing reported that Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons. As additional information, (1) on February 13, 2013, GAMCO Investors, Inc. filed a Form 13F with the SEC reporting sole investment discretion for 3,084,150 shares, sole voting authority for 2,817,650 shares and no voting authority for 266,500 shares; and (2) on February 7, 2014, Gabelli Funds, LLC filed a Form 13F with the SEC reporting sole investment discretion and sole voting authority for 3,015,000 shares (representing a combined total of 6,099,150 shares with sole investment discretion).
(3) As reported on Schedule 13G filed February 13, 2014 with the SEC by T. Rowe Price Associates, Inc.
(4) As reported on Schedule 13G/A filed February 11, 2014 with the SEC by The Vanguard Group.

Executive Officers and Directors

The Board believes that our directors and executive offices should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 14 and 44 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by the Company’s directors, new director nominees, the named executive officers, and our directors and executive officers as a group as of March 26, 2014.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Non-Employee Directors:
Adelmo E. Archuleta	20,952	9,197	*
Julie A. Dobson	22,983	12,247	*
Alan J. Fohrer	4,021	4,891	*
Robert R. Nordhaus	12,083	9,097	*
Bonnie S. Reitz	5,533	9,197	*
Donald K. Schwanz	15,833	8,047	*
Bruce W. Wilkinson	17,420	7,047	*
Joan B. Woodard	18,104	12,247	*
New Director Nominees:
E. Renae Conley	—	—	*
Maureen T. Mullarkey	—	—	*
NEOs :
Patricia K. Collawn	178,557	283,002	*
Charles N. Eldred	71,809	56,942	*
Patrick V. Apodaca	40,617	22,377	*
Ronald N. Darnell	19,304	5,271	*
Ronald E. Talbot	12,279	13,507	*
Non-Employee Directors, New Director Nominees and NEOs as a Group (15)	439,495	453,069	*
(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.
(b) The amounts shown are shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account.
(c) The number of shares directors and executive officers have a right to acquire through (1) stock option exercises within 60 days after March 26, 2014, (2) potential accelerated vesting (upon retirement or disability) under the 2009 PEP of restricted stock right awards, and (3) the number of shares that executive officers have a right to acquire through the ESP II upon the participant’s termination of employment. As of March 26, 2014, the number of shares reported in this column include the following ESP II share rights held by our NEOs: P. K. Collawn - 69,666; C. N. Eldred - 6,337; and R. E. Talbot - 5,820.

*Less than 1% of PNM Resources outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. On August 8, 2013, Ms. Reitz sold 1,000 shares of PNM Resources common stock. Ms. Reitz followed proper procedures and obtained pre-clearance to execute this transaction. However, reporting procedures related to the execution of the transaction were inadvertently delayed resulting in a late filing on October 21, 2013. Otherwise, we believe all executive officers’ and directors’ applicable filing requirements were met.

 PROPOSAL 1: ELECT NINE DIRECTORS
(PROPOSAL 1 ON YOUR PROXY CARD)

GENERAL INFORMATION

Each of the nine director nominees presented below was recommended by the Nominating Committee and nominated by the Board for election as directors, to serve for a one-year term that expires at the Annual Meeting in 2015, and until their successors are elected and qualified. The Board fixed the number of directors at nine, effective May 9, 2013.

Seven nominees are current members of the Board who were elected by the shareholders at the 2013 Annual Meeting and are standing for re-election. The remaining two nominees were nominated by the Board to fill the vacancies created by the retirement of Ms. Julie Dobson and Ms. Bonnie Reitz on May 15, 2014. Pursuant to the Director Service Policy, Ms. Dobson and Ms. Reitz will complete their current terms and will not stand for re-election at the Annual Meeting on May 15, 2014. We sincerely acknowledge their dedication, engagement and contributions to the Company during their tenure.

The Nominating Committee recommended that the Board nominate Ms. E. Renae Conley and Ms. Maureen T. Mullarkey to fill the vacancies created by the retirement of Ms. Dobson and Ms. Reitz. These two new nominees were identified as potential director candidates by one of the Company’s investment bankers.
Each of the nine nominees has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee. Alternatively, the seat will remain vacant if a substitute nominee is not selected prior to the Annual Meeting.

All of the director nominees are independent directors, except Ms. Collawn, our Chairman, President and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses. The noted age of each director is as of April 3, 2014.

Directors Nominated This Year For One Year Terms Expiring in 2014

ADELMO E. ARCHULETA
Director since July 15, 2003

President and Owner, Molzen-Corbin & Associates, Inc., a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 63, is a resident of Albuquerque, New Mexico. He joined Molzen-Corbin & Associates in 1975 and has led the firm as its President and Chief Executive Officer since 1982. Other directorships include: Bank of Albuquerque, New Mexico Mutual Casualty and the Greater Albuquerque Chamber of Commerce. Mr. Archuleta earned his master’s degree in civil engineering from New Mexico State University and was awarded an honorary doctorate by his alma mater, New Mexico State University, in 2010.

Specific Qualifications/Attributes: CEO and board experience; engineering background and experience; public policy experience and knowledge of political environment; community engagement; business background and experience.

PATRICIA K. COLLAWN
Director since March 1, 2010

Chairman, President and CEO, PNM Resources, Inc., since January 1, 2012
President and CEO, PNM Resources, Inc., March 1, 2010-December 31, 2011
President and Chief Operating Officer, PNM Resources, Inc., August 11, 2008-February 28, 2010
Utilities President, PNM Resources, Inc., June 25, 2007-August 10, 2008

Ms. Collawn, age 55, is a resident of Albuquerque, New Mexico, and is Chairman, President and CEO of PNM Resources and PNM, and Chairman and CEO of TNMP. Ms. Collawn has more than 20 years of utility experience. Other directorships in addition to various Company subsidiaries include CTS Corporation and Kirtland Partnership Committee of which she is Chair. She is also the former Chair of the Greater Albuquerque Chamber of Commerce and the former chair of United Way of Central New Mexico. Ms. Collawn earned her M.B.A. from Harvard University.

Specific Qualifications/Attributes: CEO and COO experience; business background and experience; extensive utility and energy industry expertise and leadership; Federal electric, natural gas and environmental regulatory experience.

E. RENAE CONLEY
New Director Nominee

ER Solutions, LLC, Chief Executive Officer, February 2014-present
Executive Vice President, Human Resources & Administration, and Chief Diversity Officer, Entergy Corporation, 2010-2013
Chairman, President and CEO, Entergy Louisiana, Entergy Gulf States Louisiana, 2000-2010

Ms. Conley, age 56, is a resident of Palatine, Illinois, and has over thirty years of business experience in significant leadership positions in finance, operations and human resources. She serves on the Ball State University Foundation Board of Directors and the ReadyNation Advisory Board. She recently retired from the boards of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley has a bachelor of science degree in accounting and an M.B.A., both from Ball State University.
Specific Qualifications/Attributes: Former CEO of a large U.S. electric utility; finance, field operations and regulatory strategy expertise; extensive utility and energy industry expertise and leadership; external relationship management and employee and labor relations experience

ALAN J. FOHRER
Director since March 1, 2012

Retired Chairman and CEO, Southern California Edison, June 27, 2007-December 31, 2010
CEO, Southern California Edison, January 1, 2002-June 26, 2007

Mr. Fohrer, age 63, is a resident of Arcadia, California. On December 31, 2010, he retired as Chairman and CEO of Southern California Edison (“SCE”), one of the largest electric utilities in the United States. During his 37-year career at SCE, Mr. Fohrer gained extensive knowledge and experience in every aspect of the utility business.

Over the past ten years, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings. He co-chaired the Edison Electric Institute’s Energy Delivery and Reliability Committees and also served on the Boards of Directors of the Institute of Nuclear Power Operations and the California Chamber of Commerce.

Other directorships include: lead director at MWH, Inc.; Blue Shield of California; Osmose Utility Services, Inc.; Synagro, Inc.; and TransAlta Corporation. He served on the board of Duratek, a publicly held nuclear services company, prior to its acquisition by Energy Solutions. Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California, a member of the Huntington Library Board of Overseers and Chairman of the California Science Center Foundation. The Board has determined that Mr. Fohrer qualifies as an “audit committee financial expert” as defined by the SEC regulations. Mr. Fohrer earned his B.Sc. and M.Sc. degrees in civil engineering from the University of California and received an M.B.A. from California State University Los Angeles.

Specific Qualifications/Attributes: extensive Board experience, including Board Chairman; “financial expert” under SEC regulations; former CEO of one of the largest U.S. electric utilities; extensive utility and energy industry expertise and leadership; extensive electric utility regulatory experience.

MAUREEN T. MULLARKEY
New Director Nominee

Partner, Blue Heron Investments, LLC, a private investment firm, 2010-present
Entrepreneur in Residence with The Nevada Institute for Renewable Energy Commercialization, 2009-2011
Chief Financial Officer and Executive Vice President, International Game Technology, 1998-2007

Ms. Mullarkey, age 54, is a resident of Reno, Nevada. She retired in 2007 as executive vice president and chief financial officer of International Game Technology, a leading supplier of gaming equipment and technology, where she held a variety of financial and executive management positions in her 19 years with the company. She was a director of NV Energy, Inc. from 2008-2012 when the company was sold to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc. Ms. Mullarkey has a bachelor of science degree from the University of Texas and an M.B.A. from the University of Nevada.

Specific Qualifications/Attributes: CFO experience; board governance experience; strategic and operational leadership expertise; renewable energy expertise.

ROBERT R. NORDHAUS
Director since September 18, 2007

Partner, Van Ness Feldman, LLP, Attorneys at Law, since 1997

Mr. Nordhaus, age 77, is a resident of Washington, D.C., and is a partner in the law firm of Van Ness Feldman, LLP. Mr. Nordhaus served as General Counsel of the Federal Energy Regulatory Commission from 1977 to 1980, and practiced with the law firm from 1981 to 1993, when he was appointed General Counsel of the Department of Energy by President Clinton. He rejoined the firm in 1997. Mr. Nordhaus is a 1960 graduate of Stanford University and a 1963 graduate of Yale Law School.

Specific Qualifications/Attributes: extensive utility and energy industry legal expertise and leadership; Federal electric, natural gas and environmental regulatory experience.

DONALD K. SCHWANZ
Director since July 29, 2008

Chairman and CEO, CTS Corporation, 2002-2007
CEO, CTS Corporation, 2001-2007
COO, CTS Corporation, January-September 2001
Honeywell, 1979-2000

Mr. Schwanz, age 69, is a resident of Scottsdale, Arizona, and is retired Chairman and CEO of CTS Corporation, a global manufacturer of electronic components and sensors and a provider of electronic manufacturing services. Mr. Schwanz held various management and senior executive roles at Honeywell from 1979 to 2000, where he last served as President of the Industrial Controls Business. Other directorships include: Multi-Fineline Electronix, Inc. (MFLEX). Mr. Schwanz earned a bachelor of science degree in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business in 1968.

Specific Qualifications/Attributes: CEO experience; board and board chairman experience; regulatory environment experience; technology and innovation experience.

BRUCE W. WILKINSON
Director since May 18, 2010

Retired Chairman and Chief Executive Officer, McDermott International, Inc., 2000-2008

Mr. Wilkinson, age 69, is a resident of Houston, Texas, and served as President and Chief Operating Officer from May 2000 to July 2000, and as Chairman and Chief Executive Officer of McDermott International, Inc., an energy services company, from August 2000 until his retirement in September 2008. Other directorships include: Director of Cameron International Corporation (formerly, Cooper Cameron Corp.) since 2002. The Board has determined that Mr. Wilkinson qualifies as an “audit committee financial expert” as defined by the SEC regulations. Mr. Wilkinson earned a B.A. and a J.D. from the University of Oklahoma and an L.L.M. from the University of London.

Specific Qualifications/Attributes: board chairman and CEO experience; “financial expert” under SEC regulations; extensive business background and experience; energy and power industry experience; engineering and construction experience.

JOAN B. WOODARD, Ph.D.
Director since July 15, 2003

Owner, EDT Consulting, LLC, 2011-present
Sandia National Laboratories
Executive Vice President & Deputy Director of National Security Programs, 2005-2010
Executive Vice President & Chief Operating Officer, 1999-2005

Dr. Woodard, age 61, is a resident of Taos Ski Valley, New Mexico, and owner of EDT Consulting, LLC, an energy and national security consulting company. Dr. Woodard retired in 2010 from Sandia National Laboratories as Executive Vice President and Deputy Director. She served as the Chief Operating Officer from 1999 to 2005. During her 36-year career at Sandia National Laboratories, she led the energy technology development programs as well as the national security programs and was the executive with oversight for human resources and compensation as well as budget and finance. Other directorships include: Missouri University of Science & Technology Board of Trustees (President), Research Corporation for Science Advancement Board of Directors and Solar Fuels Institute Board of Trustees. Dr. Woodard is a member of the Secretary of State’s International Security Advisory Board. Dr. Woodard earned her doctorate degree in mechanical engineering from the University of California Berkley and a master’s degree in engineering economics from Stanford.

Specific Qualifications/Attributes: COO experience; board governance experience; engineering background and experience; energy technology and industry experience; public policy experience and awareness of political environment; community engagement.

The Board of Directors unanimously recommends a vote FOR each director nominee.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Committee is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls and the independent audit of the annual consolidated financial statements. Our Committee acts under a charter, which can be found on the PNM Resources web site at www.pnmresources.com (under Governance and Ethics). We review the adequacy of the charter at least annually. All of our members are independent, and three of our members are audit committee financial experts under Securities and Exchange Commission rules. We held eight meetings in 2013 (one with Deloitte & Touche, LLP), the Company’s former principal independent registered public accounting firm and seven with KPMG LLP (KPMG), the Company’s principal independent registered public accounting firm for 2013) and one meeting to date in 2014 at which, as discussed in more detail below, we had extensive reports and discussions with the independent auditors internal auditors and other members of management.

In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG, the independent auditors. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, we reviewed and discussed management’s report on internal control over financial reporting and the related audit performed by KPMG, which confirmed the effectiveness of the Company’s internal control over financial reporting.

We received the written disclosures and the letter from KPMG required by the PCAOB regarding the independent accountant’s communications with us concerning independence, and we discussed the firm’s independence with KPMG.

We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

We have also assessed the performance of the independent auditors and have appointed KPMG to audit the Company’s financial statements for 2014, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Audit and Ethics Committee

Bruce W. Wilkinson, Chair
Julie A. Dobson
Alan J. Fohrer
Robert R. Nordhaus

INDEPENDENT AUDITOR FEES

Audit Fees for 2013 and 2012

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2013 by KPMG, the Company’s principal accounting firm for 2013, with comparative amounts for 2012 that were paid to Deloitte & Touche LLP, the Company’s former principal accounting firm during that time.

Fees	Fiscal Year Ended (in thousands) ($)
	2013	2012
Audit Fees	1,418	1,557
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	1,418	1,557
Audit fees are primarily for the audit of the Company's annual financial statements, review of financial statements included in the Company's 10-Q filings and the annual Sarbanes-Oxley audit.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

Change in Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) was the Company’s independent registered public accounting firm for fiscal year 2012 and for several prior years. However, effective as of 5:00 p.m. Mountain Standard Time on March 1, 2013, the Board, on the recommendation of the Audit Committee, dismissed Deloitte and engaged KPMG as its independent registered public accounting firm for fiscal year 2013. KPMG’s reports on the PNMR, PNM and TNMP consolidated financial statements as of and for the fiscal year ended December 31, 2013, and Deloitte’s reports on the PNMR, PNM and TNMP consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2011, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such years. During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, there were no reportable events as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, the date of engagement of KPMG, neither PNMR, PNM nor TNMP nor any person on their behalf, consulted with KPMG with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of PNMR, PNM and TNMP, and no written report or oral advice was provided by KPMG to PNMR, PNM or TNMP that KPMG concluded was an important factor considered by PNMR, PNM or TNMP in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 2 ON YOUR PROXY CARD)

The Board is recommending that the shareholders ratify the selection of KPMG as independent public accountants for 2014.

The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as independent public accountants for 2014. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee report contained in this proxy statement.

Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and answer questions. If shareholders fail to ratify the appointment of KPMG, the Audit Committee will consider other auditors for 2014. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent public accountants for 2014 will stand unless the Audit Committee determines there is a compelling reason for a change.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as independent public accountants for 2014.

PROPOSAL 3: APPROVAL OF THE PNM RESOURCES, INC.
2014 PERFORMANCE EQUITY PLAN
(PROPOSAL 3 ON YOUR PROXY CARD)

General Information

As described in the CD&A, equity-based long-term incentive awards are an important element of our executive compensation program. Since the Company’s 2009 annual meeting, long-term equity incentive awards have been issued pursuant to the 2009 PEP. On, February 27, 2014, the Board adopted, subject to shareholder approval, the 2014 PEP. If shareholder approval is obtained, the 2014 PEP will become effective as of the date of this Annual Meeting.

The 2014 PEP will supersede and replace the 2009 PEP and all other currently effective similar plans adopted by the Company at any time in the past (collectively, the “Prior Plans”), provided that all Prior Plans shall remain in effect until all awards granted under the Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated. No awards will be made under any Prior Plan if and when the 2014 PEP is approved by the shareholders.

Like the 2009 PEP, the purpose of the 2014 PEP is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by employees and non-employee directors, by providing additional incentives and motivation toward superior performance of the Company and by enabling the Company to attract and retain the services of employees and non-employee directors upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent. To further these objectives, the 2014 PEP allows the Company to grant stock options, restricted stock rights, restricted stock, stock grants, stock units, performance shares, performance units, performance cash, stock appreciation rights (“SARs”) and non-employee director retainer awards.

As of December 31, 2013, a total of 4,474,183 shares of common stock remained authorized but unissued under the Prior Plans. Of those 4,474,183 shares, 983,828 shares remain available for grant as restricted stock rights, restricted stock, performance shares, and performance units (such awards are commonly referred to as full value awards). Based on estimated usage and historical data, the Compensation Committee anticipates depleting the shares currently available for grant under the 2009 PEP as full value awards by the end of 2014. In order to continue to have an appropriate supply of shares available for grant as full value awards, the Company is asking the shareholders to increase the total number of shares available for grant under the 2014 PEP to 13,500,000. Further, in an effort to responsibly manage the new share pool, the Company has structured the share pool for the 2014 PEP to reflect a fungible design ratio of 1:5, whereby the share pool is charged five (5) shares for each share subject to a full value award under the 2014 PEP (the “Fungible Design”).

In preparing the 2014 PEP, the Company has taken into consideration emerging trends and current best practices with respect to equity-based compensation plans. In this regard and, in addition to the new Fungible Design, the 2014 PEP contains the following provisions which we believe reflect best practices for equity-based compensation plans:

•	Limitations on Repricing - The 2014 PEP expressly prohibits the Compensation Committee from repricing stock options and SARs without prior shareholder approval.

•
No Liberal Share Counting - The 2014 PEP expressly requires that: (i) settlement of a stock-settled SAR or broker-assisted “cashless” exercise of a stock option (or a portion thereof) shall reduce the number of shares available for grant by the entire number of shares subject to the award (or applicable portion thereof), even though a smaller number of shares will be issued upon such settlement and/or exercise; (ii) shares tendered or withheld to pay the exercise price of a stock option or tendered or withheld to satisfy a tax withholding obligation shall not again become available for grant; and (iii) shares purchased on the open market with cash proceeds generated by the exercise of a stock option shall not increase or replenish the number of shares available for grant.

•
No Discounted Stock Options or SARs - The 2014 PEP includes an express requirement that all stock options and SARs be granted at an exercise price that is at least equal to the value of one (1) share of Company stock on the grant date.

•
No Payment of Dividend Equivalents on Unearned Awards - The 2014 PEP prohibits the payment of dividend equivalents for any dividend equivalent granted in connection with any award that vests based on the achievement of performance goals, unless and until the award vests or is earned by satisfaction of the applicable performance goals.

•
No Liberal Change in Control Definition - The 2014 PEP contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction.

•	Double Trigger Vesting - The 2014 PEP includes, as a general rule, double-trigger vesting following a change in control.

•
Clawback Provision - The award document for any award granted pursuant to the 2014 PEP will provide for the recapture or clawback of all or any portion of the award to comply with Company policy or applicable law in effect on the date of the award document, including, but not limited to, the final rules issued under the Dodd-Frank Act.

•
Annual Limitation on Director Equity Awards - The 2014 PEP imposes a 15,000 share (or equivalent cash value) limit on the number of shares of stock that may be granted to any one (1) non-employee director during any one (1) calendar year as a non-employee director retainer award.

•	No Evergreen Provision - The 2014 PEP does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.

Set forth below is a summary of the principal provisions of the 2014 PEP. The summary is qualified by reference to the full text of the 2014 PEP which is attached to this proxy statement as Appendix B.

SUMMARY OF PLAN FEATURES

Administration

The 2014 PEP will be administered by the Compensation Committee or such other committee as may be designated by the Board. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act, an “outside director” as defined in Section 162(m) of the Tax Code and an “independent director” as defined in the NYSE Listing Standards. The Compensation Committee, by majority action, is authorized to: (i) interpret the 2014 PEP; (ii) prescribe, amend and rescind rules and regulations relating to the 2014 PEP; (iii) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (iv) make all other determinations necessary or advisable for the administration of the 2014 PEP, to the extent they are not inconsistent with the 2014 PEP. The Compensation Committee shall have the power and authority to make all other determinations that may be necessary or advisable for the administration of the 2014 PEP.

Except in the case of the non-employee director retainer awards and except as otherwise provided in the Compensation Committee Charter, the Compensation Committee has the authority, in its sole discretion, to determine: (i) the participants who are entitled to receive awards under the 2014 PEP; (ii) the types of awards; (iii) the times at which awards will be granted; (iv) the number of awards; (v) the purchase price or exercise price, if any, for any award and the period(s) during which the awards shall be exercisable (whether in whole or in part); (vi) the restrictions applicable to awards; (vii) the form of each award document (“award document” is a term used in the 2014 PEP to describe any written agreement (including an award agreement), contract, acknowledgment, award letter, or other instrument or document evidencing an award); (viii) the other terms and provisions of any award, which need not be the same for each participant, including, but not limited to, whether and to what extent, and in what circumstances an award may be settled in cash, stock, other awards, or other property or whether an award may be canceled, forfeited, exchanged or surrendered; and (ix) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each such case on such considerations as the Compensation Committee deems appropriate.

Eligibility

Awards may be made only to those individuals who are, on the date of grant of the award: (i) employees of the Company or employees of PNM, TNMP, or PNMR Services Company; or (ii) non-employee members of the Board.

Shares Available for Awards

The total number of shares of common stock subject to awards under the 2014 PEP may not exceed 13,500,000, subject to adjustment upon the occurrence of any of the events specified in the 2014 PEP. The 13,500,000 shares include the number of shares of stock that were authorized but unissued under the Prior Plans as of December 31, 2013 (namely, 4,474,183 shares of stock). The shares of common stock to be delivered under the 2014 PEP may consist, in whole or in part, of authorized, but unissued, shares of Company common stock or shares purchased on the open market or treasury stock not reserved for any other purpose.

Solely for purposes of calculating the number of shares of stock available for grant under the 2014 PEP, the following share counting rules shall apply:

•
The number of shares available for grant shall be reduced by five (5) shares of stock for each share subject to awards granted under the 2014 PEP other than stock options or SARs, plus one (1) share of stock for each share subject to stock option or SAR awards granted under the 2014 PEP, plus one (1) share of stock for each share subject to awards granted under any Prior Plan on or after December 31, 2013.

•
If an award granted under the 2014 PEP (or any award outstanding under any Prior Plan after December 31, 2013) terminates, expires, or lapses for any reason, the number of shares subject to such award shall again become available for the grant under the 2014 PEP. For this purpose, each share of stock subject to awards granted under the 2014 PEP other than stock options or SARs shall be counted as five (5) shares of stock, each share of stock subject to awards granted under the 2014 PEP as stock options or SARs shall be counted as one (1) share of stock and each share of stock subject to awards granted under any Prior Plan shall be counted as one (1) share of stock.

•	If an award is settled in cash, the shares used to measure the value of the award, if any, shall not reduce the number of shares available for grant under the 2014 PEP.

•
The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of a stock option (or a portion thereof) shall reduce the number of shares available for grant by the entire number of shares subject to the award (or applicable portion thereof), even though a smaller number of shares will be issued upon such an exercise.

•	Dividend equivalents paid in stock shall reduce the number of shares available for grant by the number of shares used to satisfy such dividend equivalent.

•
Shares tendered or withheld to pay the exercise price of a stock option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award shall not again become available for grant under the 2014 PEP. Moreover, shares purchased on the open market with cash proceeds generated by the exercise of a stock option shall not increase or replenish the number of shares available for grant under the 2014 PEP.

Individual Limitations on Awards

No employee participant in the 2014 PEP may be granted an award for more than 500,000 shares of common stock or the equivalent cash value during any one (1) calendar year. The maximum number of shares that may be issued to an employee participant as incentive stock options during any one (1) calendar year is also 500,000. The maximum performance-based award (other than a performance cash award) payable to any one (1) participant during any one (1) calendar year is 500,000 shares of stock or the equivalent cash value. The maximum performance cash award payable to any one (1) participant in any one (1) calendar year is 500,000 times the fair market value of one (1) share of stock on the first day of such calendar year.

No non-employee director participant in the 2014 PEP may be granted a retainer award for more than 15,000 shares of common stock or the equivalent cash value during any one (1) calendar year.

As of March 25, 2014, the closing price of the Company’s stock on the NYSE was $26.93 per share.

Awards Available Under the 2014 PEP

The following types of awards may be granted pursuant to the 2014 PEP: stock options; restricted stock rights; restricted stock; stock grants; stock units; performance shares; performance units; performance cash; SARs; and non-employee director retainer grants.

Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2014 PEP. Incentive stock options will be granted only to participants who are employees. The exercise price of all stock options granted under the 2014 PEP will be at least 100% of the fair market value of Company stock on the date on which the stock option is granted. No stock option may be exercised more than ten (10) years from the date of grant. Upon exercise of any stock option, payment must be made in full (i) in cash; (ii) in previously acquired shares of stock (through actual tender or by attestation) held for more than six (6) months (which holding requirement may be waived by the Compensation Committee after consideration of the applicable accounting standards), valued at fair market value on the date of exercise; (iii) by any net-issuance arrangement (including, in the case of a nonqualified stock option, any broker-assisted “cashless” exercise arrangement); or (iv) by a combination thereof. A participant will have none of the rights of a shareholder with respect to stock options until the shares of stock subject to the exercise of the stock option are issued to the participant.

Restricted Stock Rights. The Compensation Committee also may grant restricted stock rights awards under the 2014 PEP. A restricted stock rights award gives the participant the right to acquire common stock in the future at no monetary cost to the participant. Shares of common stock are not issued under the award until specified restrictions lapse. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. During the restricted period, participants shall have no voting rights with respect to the shares of stock subject to their restricted stock rights award. In the award document for any restricted stock rights award, the Compensation Committee may also grant the participant dividend equivalents or other distribution rights. In no event may a dividend equivalent awarded in connection with a restricted stock right that vests based on the achievement of performance goals be paid unless and until such restricted stock right award vests or is earned by satisfaction of the applicable performance goals.

Restricted Stock. The Compensation Committee also may grant restricted stock under the 2014 PEP. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. During the restricted period, participants holding restricted stock may, if permitted by the Compensation Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee at the time the award is granted, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock; provided, however, that the Compensation Committee may provide in the award document that the restrictions or forfeiture conditions related to the restricted stock will be waived in whole or in part in the event of terminations resulting from specified causes.

Stock Grant Awards. The Compensation Committee also may grant stock grant awards under the 2014 PEP. A stock grant award gives the participant the right to receive (or purchase at a price determined by the Compensation Committee) a specified number of shares of common stock free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Compensation Committee.

Stock Unit Awards. The Compensation Committee also may grant stock unit awards under the 2014 PEP. A stock unit award gives the participant the right to receive a specified number of shares of common stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions.

Performance Shares. The Compensation Committee also may grant performance share awards under the 2014 PEP. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period of not less than one (1) year specified by the Compensation Committee. In the award document for any performance share award, the Compensation Committee also may grant the participant dividend equivalents. In no event may a dividend equivalent awarded in connection with a performance share award be paid unless and until such performance share award vests or is earned by satisfaction of the applicable performance goals.

Performance Units. The Compensation Committee also may grant performance unit awards under the 2014 PEP. A performance unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period of not less than one (1) year specified by the Compensation Committee. In the award document for any performance unit award, the Compensation Committee also may grant the participant dividend equivalents. In no event may a dividend equivalent awarded in connection with a performance unit award be paid unless and until such performance unit award vests or is earned by satisfaction of the applicable performance goals.

Performance Cash Awards. The Compensation Committee also may grant performance cash awards under the 2014 PEP. A performance cash award gives the participant the right to receive a cash payment if the participant achieves the performance goals specified by the Compensation Committee during a performance period of not less than one (1) year specified by the Compensation Committee.

Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2014 PEP. A SAR gives the participant the right to share in the appreciation in value of one (1) share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the fair market value of a share of stock on the grant date (or such higher amount determined by the Compensation Committee). SARs may be granted in connection with the grant of a stock option, in which case the exercise of the SARs will result in the surrender of the right to purchase the shares under the stock option as to which the SARs were exercised. Alternatively, SARs may be granted independently of stock options. Payment for SARs shall be made in Company stock. SARs are exercisable at the time and subject to such restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Non-Employee Director Retainer Grant. A portion of the annual retainer for the non-employee members of the Board may be paid through the grant of any type of award available under the 2014 PEP. The Board has the authority to determine the amount of any award granted to non-employee directors. Unless the Board determines otherwise, the grant date for retainer awards to non-employee directors shall be each annual meeting date. The terms and conditions of awards granted to non-employee directors under the 2014 PEP shall be set forth in an award document. The award document for a retainer award payable in stock may allow the non-employee director to defer the receipt of any compensation attributable to the award pursuant to the terms and conditions established by the Board from time to time.

Performance-Based Awards. When the Compensation Committee grants a restricted stock, restricted stock right, performance share, performance unit, or performance cash award, it may designate the award as a performance-based award. Performance-based awards are intended to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code. Section 162(m) of the Tax Code only applies to “covered employees” as defined in Section 162(m) of the Tax Code. Therefore, only covered employees (or those employees who the Compensation Committee reasonably believes could be covered employees in the near future) are eligible to receive awards that are designated as performance-based awards. Unless the award document evidencing an award to a covered employee indicates that the award is not intended to be a performance-based award, the award will be considered a performance-based award. The Compensation Committee may, in its discretion, grant awards under the 2014 PEP to covered employees that do not qualify for the exception.

The payment of restricted stock, restricted stock rights, performance share, performance unit, or performance cash awards that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a performance period of not less than one (1) year specified by the Compensation Committee. Performance goals are based on any one (1) or more pre-established performance criteria. The pre-established performance criteria are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; adjusted cash earnings; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; total operating cost or operating cost per unit of output (megawatt hours); the ratio of funds from operations to debt; improvement in, attainment of, or compliance with various environmental standards; and customer satisfaction and safety. Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase, or as compared to results of a peer group, indices, or any other basket of companies. Financial performance criteria may, but need not, be calculated in accordance with GAAP or any successor method to GAAP, including International Financial Reporting Standards. In the award document, the Compensation Committee shall, within the time prescribed by Section 162(m) of the Tax Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular covered employee.

With respect to any performance-based award, the Compensation Committee has the discretion to: select the length of the performance period (which may not be less than one (1) year), the type of performance-based awards to be issued, the kind and/

or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or subsidiary or any division or business unit of any of them, or to the individual participant or any group of participants.

At the time the performance-based award is first issued, the Compensation Committee may specify in the award document whether performance will be evaluated to include or exclude the effect of certain events that occur during the performance period. Those events are listed in Section 10.5 of the 2014 PEP. The inclusion or exclusion of the events listed in Section 10.5 shall be expressed in a form that is intended to satisfy the requirements of Section 162(m) of the Tax Code. In the award document, the Compensation Committee also may, but only within the time prescribed by Section 162(m), include or exclude other items in the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

In the award document for any performance-based award that is to be settled in cash rather than stock, the Compensation Committee may reserve the discretion to decrease (but not increase) the amount of compensation that would otherwise be due upon the attainment of the performance goal. For any performance-based award that is to be settled in stock, the Compensation Committee may not make any adjustment or take any other action that will change the amount payable pursuant to the Award. The Compensation Committee must certify, in writing, prior to the payment of a performance-based award, that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

Unless otherwise provided in an individual award document, a participant must be an employee on the day a performance-based award is paid to the participant. The designation of a covered employee for any performance period will not in any manner entitle the participant to receive a performance-based award for such performance period. Moreover, designation of a covered employee for a particular performance period will not require designation of such covered employee for any subsequent performance period.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2014 PEP as it may deem advisable, including restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Termination of Employment or Service

Awards granted under the 2014 PEP may be subject to special vesting and payment rules in the event of a participant’s termination of employment or service due to death, disability, retirement, impaction, or voluntary or involuntary termination of employment for reasons other than impaction or cause. The 2014 PEP also prescribes special vesting and payment rules in the event of a participant’s termination of employment or service due to a qualifying change in control termination. These special rules are specified in the 2014 PEP for stock options, SARs, restricted stock rights, performance share and performance unit awards or in the award document for restricted stock and performance cash awards.

Certain Change in Control Transactions

While the 2014 PEP generally provides for “double trigger” vesting upon a change in control (i.e., a qualifying change in control termination), special “single trigger” vesting rules apply if the Board reasonably concludes, in good faith, that the value of awards, or a participant’s opportunity to share in the future appreciation of awards, will be materially impaired following the closing of a transaction that results in a change in control. These special rules are specified in the 2014 PEP for stock options, SARs, restricted stock rights, performance share and performance unit awards or in the award document for restricted stock and performance cash awards.

Clawback of Awards

Every award issued under the 2014 PEP is subject to potential recapture or clawback to the fullest extent called for by Company policy or applicable Federal or state law, including, but not limited to, the final rules issued by the SEC pursuant to Section 954 of the Dodd-Frank Act. The Compensation Committee also may include other clawback provisions in an award document as it determines to be appropriate. By accepting an award, a participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provision and any Company request or demand for recapture or clawback.

Non-transferability

The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2014 PEP, provided that in no event may an award be transferred for value or consideration. Unless otherwise determined by the Compensation Committee, no award granted under the 2014 PEP may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2014 PEP) in favor of a spouse, or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Amendment, Modification and Termination of PEP

Subject to the Board’s right to amend or terminate the 2014 PEP at any time, the 2014 PEP will remain in effect until all awards issued under the 2014 PEP expire, terminate, are exercised or are paid in full in accordance with the 2014 PEP provisions and any award document. However, no award may be granted under the 2014 PEP after the tenth anniversary of its effective date.

The Board may at any time, and from time to time, terminate, amend, or modify the 2014 PEP; provided, however, that any such action shall be subject to the approval of the shareholders to the extent required by law, regulation, or the rules of any exchange on which Company stock is listed. To the extent permitted by law, the Board may delegate to the Compensation Committee or the CEO the authority to approve non-substantive amendments to the 2014 PEP. Except as otherwise provided in the 2014 PEP, neither the Board, the CEO nor the Compensation Committee may do any of the following without shareholder approval: (i) reduce the purchase price or exercise price of any outstanding award, including any stock option or SAR; (ii) increase the numeric limits expressed in the 2014 PEP; (iii) grant stock options or SARs with an exercise price that is below fair market value of a share of Company stock on the grant date; (iv) reprice previously granted stock options or SARs or take any other action relative to a stock option or SAR that would be treated as a repricing under the rules of the NYSE; (v) cancel any stock option or SAR in exchange for cash or any other award or in exchange for any stock option or SAR with an exercise price that is less than the exercise price for the original stock option or SAR; (vi) extend the exercise period for a stock option or SAR beyond ten (10) years from the grant date; (vii) expand the types of award available for grant under the 2014 PEP; or (viii) expand the class of individuals eligible to participate in the 2014 PEP.

Except as provided in the next sentence, no amendment, modification, or termination of the 2014 PEP or any award granted under the 2014 PEP shall in any manner adversely affect any award previously granted under the 2014 PEP without the consent of the holder thereof. The consent of the holder of an award is not needed if the change: (i) is necessary or appropriate to conform the award to, or otherwise satisfy legal requirements (including without limitation the provisions of Sections 162(m) or 409A of the Tax Code); (ii) does not adversely affect in any material way the rights of the holder; or (iii) is made pursuant to an adjustment subject to the events described in Section 4.3 of the 2014 PEP. Furthermore, the Compensation Committee may, in exceptional circumstances, amend an Award previously granted. Except in the event of a change in control, the Compensation Committee shall not have the authority to amend an award document to accelerate the vesting or waive the forfeiture restrictions of any performance-based award. The Compensation Committee shall not take any other action that would cause a performance-based award to fail to satisfy the requirements of Section 162(m) of the Tax Code unless the Compensation Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Tax Code.
Tax Withholding

The Company and its affiliates have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any award under the 2014 PEP. To the extent that alternative methods of withholding are available under applicable laws, the Company and its affiliates will have the power to choose among such methods.

Federal Income Tax Consequences of the PEP

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2014 PEP based on Federal income tax laws in effect on April 3, 2014. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If the participant receives a stock grant that is not subject to a substantial risk of forfeiture or if a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Tax Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment and/or or settlement of SARs, restricted stock rights, stock grants that are not subject to a substantial risk of forfeiture, stock units, performance shares, performance units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the stock option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one (1) year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Tax Code became effective as of January 1, 2005. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award document for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2014 PEP will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2014 PEP in such a manner.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an Officer to suit under Section 16(b) of the Securities Exchange Act, the tax consequences to the Officer may differ from the tax consequences described above.

Tax Consequences to the Company or Its Subsidiaries

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.

Prior Grants Under the Prior Plans

No Awards have been granted under the 2014 PEP.

As of March 26, 2014, 10,031,997 shares subject to awards have been granted under the Prior Plans (including the 2009 PEP). The following table provides information with respect to all equity awards granted under the Prior Plans from adoption through March 26, 2014 to the Company’s NEOs, director nominees, the current non-executive director group, and all other current and past employees (including non-executive officers).

Name and Position or Group	Stock Options	Restricted Stock Rights	Performance Shares(1)
Named Executive Officers:
P.K. Collawn, Chairman, President & CEO	184,000	102,893	463,961
C.N. Eldred EVP & CFO	117,000	57,250	125,407
R.E. Talbot, SVP and COO	—	12,178	53,480
P.V. Apodaca SVP, General Counsel & Secretary	16,000	15,610	74,031
R.N. Darnell SVP Public Policy	24,300	15,275	41,314
All Named Executive Officers as a Group (5 persons)	341,300	203,206	758,193
Director Nominees (other than P.K. Collawn):
A.E. Archuleta	5,150	20,780	—
E.R. Conley	—	—	—
A.J. Fohrer	—	5,912	—
R.R. Nordhaus	3,050	17,630	—
M.T. Mullarkey	—	—	—
D.K. Schwanz	2,000	15,880	—
B.W. Wilkinson	1,000	13,380	—
J.B. Woodard	5,150	20,780	—
All Current Non-Executive Directors as a Group (8 persons)(2)	26,650	135,922	—
All Employees (including Non-Executive Officers) as a Group (527 persons)	7,216,692	1,045,264	217,658
Total # awards granted to current and prior participants(3)	7,584,642	1,384,392	1,062,963
(1) The amounts shown consist of the total of (a) the actual number of performance shares earned to date and (b) the contingent performance share award opportunities granted under the 2012 and 2013 LTIPs assuming maximum performance. In addition, the amount shown for Ms. Collawn includes the special performance-based retention grant of 135,000 shares awarded in February 2012 as discussed on page 40.
(2)Includes grants awarded to Ms. Dobson and Ms. Reitz as they are current directors but not director nominees.
(3)Includes 14,550 options and 33,380 restricted stock rights awards to former non-executive director participants.

The Board unanimously recommends a vote FOR the approval of the 2014 PEP.

PROPOSAL 4: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
(PROPOSAL 4 ON YOUR PROXY CARD)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2014 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with the Dodd-Frank Act (and related SEC rules), shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins below on page 33, we believe attracting, motivating and retaining talented executives is critical to our achievement of the Company’s financial and strategic objectives. Our executive compensation program is designed with that premise in mind. The Company’s basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2013, please refer to the CD&A. The Summary of 2013 NEO Compensation, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 46, provide additional information about the compensation that we paid to our NEOs in 2013.

The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2011 Annual Meeting, the shareholders indicated a preference for holding “Say-on-Pay” advisory votes on an annual basis as recommended by the Board of Directors. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency and the next advisory vote on the frequency of future Say-on-Pay votes will occur no later than the 2017 annual meeting.

Effects of Advisory “Say-on-Pay” Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above regarding the compensation of our named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table (“SCT”) and other tables that are presented beginning on page 47.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs and practices.  This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process.  It also explains the compensation-related actions taken, and factors considered, with respect to 2013 compensation for the Named Executive Officers (“NEOs”).  Based on 2013 positions and compensation levels, our NEOs are:

•	Patricia K. Collawn, Chairman, President and CEO

•	Charles N. Eldred, EVP and CFO

•	Ronald E. Talbot, SVP and COO

•	Patrick V. Apodaca, SVP, General Counsel and Secretary

•	Ronald N. Darnell, SVP, Public Policy

The Compensation Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices.

INTRODUCTION

Highlights

•	The Company’s compensation strategy is grounded in pay for performance. Our 2013 performance demonstrates continued execution of our strategic goals.

•	As of December 31, 2013:

◦	TSR for the 3-year performance period, 2011-2013, was 98.42%, the highest TSR to the S&P 400 MidCap Utilities Index,

◦	Our 2013 Incentive EPS increased over the 2012 Incentive EPS by 7.6% and

◦	Our system reliability, as measured by average customer outage minutes, put us in the top quartile of the industry from a performance standpoint

•	The Compensation Committee considers the outcome of the 2013 say-on-pay advisory vote (89.9%) to be high approval by our shareholders.

Compensation Philosophy and Objectives

Our long term success depends on our ability to provide reliable and affordable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  As such, our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on a philosophy designed to:

•Attract and retain highly qualified, motivated and experienced executives,

•	Provide total compensation opportunities that are market competitive and reflect the size and financial resources of our Company,
•Pay our NEOs for performance based on corporate and business unit measures,
•Link corporate compensation goals to the interest of our shareholders and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to PNMR employees, with a more significant level of variability and compensation at risk for Officers.  The charts below show the mix of pay opportunity for 2013 for our CEO and the average opportunity for our EVP and SVPs, in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2013. The average opportunity for the EVP/SVP group was derived from the average dollar amount of each component for all individuals within the group.

The Compensation Committee also considers other factors in determining the compensation of our NEOs such as their respective qualifications, experience, expertise and business results and market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO because the Compensation Committee evaluates each component of pay in the context of each NEO’s total compensation.

2013 Performance

The Company achieved:

•	Incentive EPS of $1.41 per share in 2013, an increase of 7.6% when compared to 2012 Incentive EPS, which was $1.31 per share.

•	The highest TSR at 98.42%, relative to the S&P 400 MidCap Utilities Index for the 3-year performance period, 2011-2013.

•
The FFO/Debt Ratio for the 3-year performance period 2011-2013 was 18.5%, as compared to the Company’s target FFO/Debt Ratio of 22.2% for the same performance period. The Company did not achieve its threshold FFO/Debt Ratio performance level (21.6%), principally as a result of its exit from the competitive businesses in 2011.

The Company’s annual goals and achievement levels are detailed beginning on page 50, and its long term goals and achievement levels are detailed beginning on page 51.

Return to Shareholders

The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The current performance graph is provided here because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chairman, President and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2008 would have grown to $284.70 by December 31, 2013, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index and the S&P 400 MidCap Utilities Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation Committee for any compensation decisions, benchmarking or determination of incentive awards. For the applicable year LTIP, potential performance share awards are earned based on the Company’s TSR performance relative to the S&P 400 MidCap Utilities Index, which is shown in the performance graph. For further discussion of the LTIP, please refer to the Long-Term Incentive Awards section of Elements of Executive Compensation.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	2008	2009	2010	2011	2012	2013
PNM Resources	$100.00	$131.55	$140.95	$203.41	$235.48	$284.70
S&P 500 Index	$100.00	$126.37	$145.36	$148.44	$172.08	$227.69
S&P 400 MidCap Utilities Index	$100.00	$121.10	$138.35	$161.46	$170.20	$215.97

Data Source: Bloomberg. Historical performance does not necessarily predict future results. PNM Resources’ common stock is traded on the NYSE.

2013 Performance-Based Compensation

The Compensation Committee approved the 2013 annual cash incentive awards under the 2013 AIP based on corporate and business area performance against established goals.

•
As in previous years, in order to ensure that the awards could be funded by Company earnings, no awards were to be made unless the Company achieved the threshold Incentive EPS targets. These targets took into account adjustments for certain items to ensure that the award payments were based on the performance of the Company’s core business. The Incentive EPS levels were established solely for measuring performance under the 2013 AIP and are not necessarily equal to any earnings outlook or guidance that may have been announced by the Company.

•
In addition to the Incentive EPS performance goal, two operational objectives, specifically safety and customer satisfaction, were also included in setting incentive award opportunities under the 2013 AIP. These two operational performance goals were designed to help align our compensation program with the interests of our customers, employees and shareholders.

In 2013, the Company achieved an above target level of Incentive EPS for the purposes of determining actual annual incentive awards under the 2013 AIP. However, the Company achieved below threshold for the safety and the customer satisfaction goals. Although the Company did not achieve the threshold performance goals for the safety and customer satisfaction targets for purposes of determining awards under the AIP, both the safety and customer satisfaction metrics have improved from the prior year. The Company’s 2013 annual incentive awards are described in more detail in the Annual Incentive Awards section of Elements of Executive Compensation.

The Company’s long-term incentive awards are tied to longer term shareholder returns to promote an appropriate focus on creating sustainable shareholder value. For 2013, incentives for the 2011-2013 performance period of the 2011 LTIP were earned based on the Company’s TSR, as well as the FFO/Debt Ratio. As of December 31, 2013, the Company’s aggregate performance results in the 2011 LTIP incentive metrics were above target levels. The Company’s long-term incentives are described in more detail in the Long-Term Incentive Awards section of Elements of Executive Compensation.

EXECUTIVE COMPENSATION PRACTICES

The Compensation Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•
Pay for Performance – PNMR’s pay for performance philosophy is emphasized through variability in compensation. A significant portion of executive pay is considered “at risk” and is based on actual Company performance. Total Direct Compensation (“TDC”) varies with performance in achieving Company financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests. Year-end results and related performance pay are reviewed and approved by the Compensation Committee for all NEOs, with approval by the independent members of the Board for the CEO.

•	Incentive Awards – Awards are capped at a maximum payout under our AIP and the LTIP.

•
Reasonable Retention Plan Provisions – We have implemented change in control provisions for our executives that we believe are reasonable and customary. More discussion appears in the Payments Made Upon a Change In Control section of Summary of 2013 NEO Compensation.

•
Double Trigger – The PEP generally provides for double trigger vesting following a change in control. More discussion appears in the Payments Made Upon a Change In Control section of Summary of 2013 NEO Compensation.

•
Clawback Provision – The PEP includes a clawback provision. The clawback provision, contained in the PEP, subjects all PEP awards, including annual incentive awards to Officers, to potential clawback or forfeiture to the fullest extent called for by applicable law or Company policy. More discussion appears in the Payments Made Upon a Change In Control section of Summary of 2013 NEO Compensation.

•
Hiring and Retention of High-Achieving Executives – The objectives of rewarding performance and retention are balanced to ensure high-achieving, marketable executives remain motivated and committed to the Company.

•
Review of Tally Sheets – The Compensation Committee reviews tally sheets that include compensation, benefits and retirement benefits for our NEOs prior to making annual executive compensation decisions.

•
Undue Risk Mitigation – Compensation and benefits foster a long term focus. Management and the Compensation Committee evaluate, through the annual risk assessment process, whether the Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviews the annual compensation risk analysis prepared by the Company to assess the compensation policies and practices for its employees, including NEOs. Based on the risk analysis, the Compensation Committee does not believe that the policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Appropriate risk taking is incentivized by providing a mix of long-term and short-term compensation, as well as through the use of multiple performance criteria. More discussion appears in the Board’s Role in Risk Oversight section on page 8.

•	Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.

•
Stock Ownership Holding Guidelines – The Compensation Committee believes rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has implemented stock ownership holding guidelines for all Officers requiring they hold from one (1) to five (5) times base salary in PNMR shares. See the Stock Ownership Holding Guidelines section of Additional Information.

•
Independent Compensation Consultant – The Compensation Committee benefits from utilization of an independent compensation consulting firm that provides objective and expert advice. No other services are provided to the Company by compensation consultants Meridian or Pay Governance.

What We Don’t Do

•	No Employment Contracts – We do not have employment contracts for the CEO or the other NEOs.

•	No Individual Change In Control Agreements with our CEO or Other NEOs.

•	No Excise Tax Gross-Ups Included in the Retention Plan.

•	No Repricing of Stock Options.

•	No Share Recycling for Options and Stock Appreciation Rights.

•	No Evergreen Provisions within the PEP.

•	No Dividends or Dividend Equivalents on Unearned Restricted Shares or Performance Shares.

•	No Hedging Transactions, Short Sales or Speculative Trading are Permitted by any Employees, Including Officers and Directors.

Results of 2013 Advisory Vote on Executive Compensation - Say-on-Pay

Our shareholders, those present and entitled to vote, cast an advisory say-on-pay vote on executive compensation at the May 2013 Annual Meeting. The holders of 89.9% of the shares, present in person or by proxy, at the 2013 Annual Meeting approved, on an advisory basis, the compensation of our NEOs, which was disclosed in our 2013 proxy statement. The holders of 8.9% of the shares, present in person or by proxy, abstained from voting.  Under New Mexico law, abstentions are counted as no votes. The Compensation Committee has reviewed the outcome of the advisory vote and considered this to be high approval by our shareholders.  Therefore, the Compensation Committee determined that significant changes to our executive compensation programs were not warranted, and accordingly our current compensation philosophy remains consistent with the prior year.  At our 2014 Annual Meeting, shareholders will have the opportunity to cast an advisory say-on-pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.  At the 2011 Annual Meeting, our shareholders indicated a preference for holding say-on-pay votes on an annual basis, as recommended by the Board.  The next advisory vote on the frequency of future say-on-pay votes will occur no later than the 2017 Annual Meeting.

The Compensation Committee and management continue to review our executive compensation practices and policies to ensure alignment with competitive pay practices.  As noted in the Key Changes section below, the Compensation Committee supported changes to the executive compensation program, as recommended by management.

Key Changes

Key changes were made to our executive compensation program to further align the structure of the program with shareholders’ interests and current market practices, including:

•	The Compensation Committee approved an increase in base salaries for certain NEOs, with the independent members of the Board approving the increase in base salary for our CEO.

•	The Compensation Committee approved the 2013 AIP for the performance period January 1, 2013 to December 31, 2013:

◦	The performance metrics remained the same as the 2012 AIP - Incentive EPS (weighted 60%), Customer Satisfaction (weighted 20%) and Safety (weighted 20%).

◦
Based on the 2013 Benchmark Data, the 2013 AIP threshold award opportunity was increased from 40% to 50% of the target award opportunity for all affected employees, including our CEO and other NEOs. Additionally, the target award opportunity level for the EVP was increased from 55% to 65% of base salary also based on 2013 Benchmark Data.

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The Compensation Committee also approved the 2013 LTIP for the 3-year performance period of 2013-2015 (incentives, if earned, will be paid in 2016) to support longer-term performance imperatives and to align with industry trends and market practices. The 2013 LTIP award mix is comprised 70% of performance shares (based on TSR weighted at 60% and FFO/Debt Ratio weighted at 40%) and 30% of time-vested restricted stock rights (vesting equally over a 3-year period). For the 2013 LTIP, the target award opportunity for the EVP was increased from 100% to 110% of base salary.

•	The Compensation Committee approved revisions to the PNMR Peer Group to better reflect the market in which the Company competes for executive talent.

•
Effective January 1, 2014, the After-Tax Plan was amended to prohibit participants from electing participation in the After-Tax Plan on or after January 1, 2014. The After-Tax Plan will be terminated effective on or before June 30, 2015.

•
The ESP II Plan and the After-Tax Plan were amended so that a participant will only be eligible to receive matching credits on compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code for the relevant plan year. The matching credits are in the amount equal to 75% of the first 6% of compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code. Both amendments became effective January 1, 2014.

Elements of Executive Compensation

Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed pay (base salaries) and variable pay incentives (annual and long-term incentives). The program consists of three core elements that comprise TDC – base salary, annual cash incentive awards, and long-term incentive awards (comprised of equity awards for the 2013 LTIP) that are targeted at the median level of compensation paid to executive officers of similar companies in the 2013 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  The NEO with the highest level of responsibility, the CEO, has the greatest variability in TDC. The Compensation Committee sets targets for each element of compensation separately at approximately the median range, and then makes appropriate adjustments to the elements of compensation based on each individual NEO’s performance, experience and strategic role to the Company. If the Compensation Committee increases a NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Below is a high level summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	• Fixed amount of cash compensation based on an Officer’s role, experience and responsibilities	• Compensate Officers for scope of responsibilities, previous experience and individual performance • Provide base compensation at a level consistent with compensation philosophy
Annual Incentive Awards
• Variable cash annual incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and the incentives are capped at maximum award level
• Reward and motivate Officers for achieving the annual financial and operating goals across the organization • Link pay and performance
Long-Term Incentive Awards
• Variable compensation incentive based on long-term corporate performance metrics, generally granted annually, as a combination of performance shares, time-vested restricted stock and performance cash for the 2011 LTIP and equity only awards for the 2012 and 2013 LTIP. Amounts actually earned will vary based on corporate performance

• Reward Officers for achieving business objectives by tying incentives to the performance of stock price over the long term
• Align the interests of the Officers and the shareholders
• Reward and motivate long term performance
• Enhance retention of Officers

Retirement Benefits and Deferred Compensation	• Deferred compensation and other retirement benefits	• Enhance recruitment and retention by aligning benefits with competitive market practices • Provide for future retirement of Officers
Supplemental Benefits	• Generally limited to perquisites such as officer life insurance, long-term disability, executive physicals and the ESA. The ESA is limited to $23,000 for the CEO and $18,000 for the EVP and SVPs	• Attract and retain Officers
Potential Severance Benefits and Change in Control	• Amounts payable only if employment is terminated under certain conditions
• Support the objective assessment and execution of potential changes to the Company's strategy and structure by our Officers
• Enhance retention of management by reducing concerns about employment continuity

Base Salary

Base salary is the fixed component of compensation paid to compensate each NEO for effectively discharging the duties and responsibilities of his or her position.  The Compensation Committee sets each NEO’s base salary (except the CEO’s base salary, which is set by the independent members of the Board) by considering a variety of factors, including, but not limited to:

•	Scope of responsibilities,

•	Previous experience,

•	Individual performance,

•	Base salaries for comparable NEOs within the PNMR Peer Group,

•	Published compensation surveys and proprietary survey data such as the Towers Watson U.S. CDB General Industry Executive Database and

•	Recommendations from the Compensation Committee’s independent compensation consultant.

The Compensation Committee considers all of these factors in arriving at each NEO’s base salary level. Salary adjustments, if any, are based on the median of base salaries of applicable benchmarking analysis of comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the NEOs, and the Compensation Committee’s evaluation of the NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance, which is established at the beginning of each year.

Base salaries are reviewed annually. The 2013 Benchmark Data showed that each NEO’s base salary was either at or below median levels. After reviewing the 2013 Benchmark Data, recommendations from management and Meridian and considering the Company’s performance and the individual NEO’s performance in 2012, the Compensation Committee increased the 2013 NEO base salaries for Ms. Collawn, Mr. Talbot, Mr. Apodaca and Mr. Darnell. Even after giving effect to the base salary increases approved in 2013, the NEOs’ base salaries remained approximately at or below the median of the 2013 Benchmark Data.
Annual Incentive Awards

The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and reinforces the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on an applicable benchmarking analysis, which for 2013 consisted of the 2013 Benchmark Data.  The 2013 financial and operating performance goals are described beginning on page 50.  The Company and individual NEOs achieved their 2013 performance goals at the above target level for the Incentive EPS performance goal (weighted 60%) but were below threshold level for both the customer satisfaction goal (weighted 20%) and the safety performance goal (weighted 20%). No incentive award is paid for achieving performance that is below the Incentive EPS threshold level and annual incentive awards are capped at the maximum opportunity, 200% of target. The Compensation Committee does not have the discretion to increase NEO AIP awards. For 2013 AIP awards, the Compensation Committee did not exercise its negative discretion to decrease the AIP awards to any NEOs. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. Performance results and related annual incentive awards for the 2013 performance period were reviewed and approved by the Compensation Committee, and by the independent members of the Board for the CEO, at its meeting in February 2014. More detail can be found in the NEO Incentive Goals and Results section of Summary of 2013 NEO Compensation.

2013 NEO ANNUAL INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	45%	90%	180%
EVP	32.5%	65%	130%
SVP (other than SVP for Public Policy)	27.5%	55%	110%
SVP for Public Policy	22.5%	45%	90%
*As a percentage of base salary

Long-Term Incentive Awards

In 2013, the Compensation Committee approved the 2013 LTIP for the 3-year performance period of the calendar years 2013 through 2015 to support longer-term performance imperatives and to align with industry trends and market practices.  Awards under the 2013 LTIP, if earned, will be paid in 2016 after the conclusion of the 3-year performance period. Award opportunities under the 2013 LTIP are at approximately median level opportunities, as compared to the long-term incentive median of the 2013 Benchmark Data. The 2013 LTIP award mix is comprised 70% of performance shares and 30% of time-vested restricted stock rights (that vest equally over a 3-year period). The potential performance share awards under the 2013 LTIP are based on two performance measures:  TSR (based on Company performance compared to the S&P 400 MidCap Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long range operating plan), weighted 60% and 40%, respectively. The threshold, target and maximum performance levels determined by the Compensation Committee for TSR and for the FFO/Debt Ratio are set forth on page 51. The Compensation Committee does not have the discretion to increase NEO actual LTIP awards.

Under the 2011 LTIP, the Company transitioned from a 1-year performance period for determining long-term incentive awards to a 3-year performance period, in part, by granting performance share and performance cash award opportunities with 1, 2 and 3-year performance periods for TSR and FFO/Debt Ratio, weighted 60% and 40%, respectively.  The 2011 LTIP was previously discussed in the Company’s 2012 proxy statement. For the third performance period of the 2011 LTIP (2011-2013 performance period), the Company and the NEOs achieved an above target level of performance based on achieving the TSR goal at the maximum level, but below the threshold level with respect to the FFO/Debt Ratio goal. Performance results and related long-term incentive awards for the 2011-2013 performance period were reviewed and approved by the Compensation Committee and the independent members of the Board for the CEO, at its meeting in February 2014. More detail can be found in the Long-Term Incentive Awards section of Summary of 2013 NEO Compensation.

Long-Term Incentives - Special Award, Retention Grant

As previously discussed in the Company’s 2012 proxy statement, in 2012 the Compensation Committee recommended, and the independent directors approved, a special performance-based retention grant (the “Retention Grant”) to the Company’s Chairman, President and CEO, Ms. Collawn.  The Retention Grant was intended to reward Ms. Collawn for the Company’s performance (based on the Company’s improvement in TSR) and further incentivize her to remain in her current position for an extended period of time.  Given Ms. Collawn’s performance and contributions to the Company, the Retention Grant was provided to partially close the gap between her TDC and the median TDC for her peer CEOs, as reported in the benchmark data considered by the Compensation Committee at the time of the Retention Grant. Pursuant to the Retention Grant, Ms. Collawn is eligible to be granted 135,000 shares of the Company’s common stock.  If the Company achieves an annualized, compounded 5% increase in TSR through 2014 (as measured by comparing the Company’s stock price on the last 20 trading days in 2011 to the price on the last 20 trading days in 2014), 35,000 shares will be subject to accelerated vesting.  If the Company achieves an annualized, compounded 5% increase in TSR through 2016 (as measured by comparing the Company’s stock price on the last 20 trading days in 2011 to the price on the last 20 trading days in 2016), 135,000 shares (less any shares that vested on an accelerated basis) will vest and be awarded.  All such shares would be issued under the PEP, and, with certain exceptions, Ms. Collawn must remain employed by the Company, as of the applicable vesting dates, to receive the grants described above.

Retirement Benefits and Deferred Compensation

Our NEOs participate in the Company’s Retirement Savings Plan (a broad-based 401(k) plan referred to as the “RSP”) and either a non-qualified supplemental deferred compensation plan (the “ESP II” – runs side-by-side with the RSP) or an alternative plan (the “After-Tax Plan”).  Effective January 1, 2014, the After-Tax Plan was amended to prohibit participants from electing to participate in the After-Tax Plan on or after January 1, 2014. The After-Tax Plan will be terminated effective on or before June 30, 2015. Certain other changes to the ESP II were approved in 2013, as described under Key Changes. These programs are described in more detail beginning on page 55.

Supplemental Benefits and Perquisites

In order to competitively attract and retain key executive talent, the NEOs receive certain reasonable supplemental benefits that make up a small component of their compensation and benefits.  The 2013 supplemental benefits include: company-paid premiums for life insurance, long-term disability insurance, executive physicals for the NEOs, and the ESA (e.g., reimbursement for personal financial management and estate planning services). The 2013 supplemental benefits are set forth in footnote 5 of the SCT on page 48.

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 59.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control, combined with the uncertainty and the questions that it may raise, may potentially result in the departure or distraction of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to its customers.  The Company and the Compensation Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation Committee have also concluded that one of the necessary steps is to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.  The change in control benefit is detailed beginning on page 59.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEO’s interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 59.

ADMINISTRATION AND RESOURCES

Roles of the Compensation Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our executive officers and an independent compensation consultant play a role.  The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation Committee.  The Compensation Committee makes a recommendation to our independent directors regarding the level of the CEO’s compensation and the final decision is made by the independent directors (a group that includes, but is not limited to, the members of the Compensation Committee).  The Board, based on the recommendations of the Compensation Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the other NEOs and the self-evaluation prepared by the CEO.  The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation Committee for approval.  The CEO provides regular input to the Compensation Committee with respect to the overall structure of the executive compensation program, including how the program can be effectively aligned with the Company’s financial and strategic objectives.  However, the final decisions related to the executive compensation program rest with the Compensation Committee, with approval of the independent members of the Board, for all officer equity plans, officer equity awards and CEO compensation.

Role of the Independent Compensation Consultant

Pursuant to its Charter, the Compensation Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending executive officer compensation structure and levels.  In July 2011, the Compensation Committee engaged Meridian as its independent compensation consultant. In December 2012, the Compensation Committee evaluated Meridian’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation Committee determined that no conflict of interest existed that would prevent Meridian from independently advising the Compensation Committee. Meridian remained the Compensation Committee’s independent compensation consultant until May 2013. In May 2013, the Compensation Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. Prior to engaging Pay Governance, and then again at its December 2013 meeting, the Compensation Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee. None of the NEOs are present during the Compensation Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2013, no services were provided to the Company by Meridian or Pay Governance, other than the services as outlined relating to executive compensation.

The Compensation Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for senior executive talent. As the Compensation Committee’s independent consultant, until May 2013, Meridian’s primary role was to advise the Compensation Committee regarding the compensation levels and the mix of our executive compensation program for the CEO and other NEOs, in relation to market-median compensation levels. Information referenced in 2012 to assist in setting 2013 compensation levels was obtained and analyzed as follows:

•
Management engaged Towers Watson to perform a competitive assessment of the executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “Towers Watson study”). Meridian reviewed the approach and independently confirmed the findings of the Towers Watson study.

•
The Towers Watson study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the Towers Watson 2012 U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion).

•
For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used these two market databases, weighted respectively at 75% for PNMR Peer Group and 25% for the 2012 U.S. CDB General Industry Executive Database of similarly sized companies (collectively, the “2013 Benchmark Data”). The 2012 U.S. CDB General Industry Executive Database data was not included in the weighted average for one position, SVP, COO, as market data for the general industry benchmark position survey sample size was too small. The SVP, COO position was benchmarked 100% on the median of the PNMR Peer Group.

•
The median compensation levels of the 2013 Benchmark Data were the primary reference points used by the Compensation Committee to evaluate executive compensation. The Compensation Committee used these figures to benchmark TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

•	The 2013 Benchmark Data for TCC and TDC showed that the compensation levels for each of our NEOs were at median or below.

PNMR Peer Group for Evaluating Utility-Industry Market Pay Levels

For setting compensation levels for 2013, the Compensation Committee revised the PNMR Peer Group in 2012 based on the Company’s exit from the competitive businesses. Additionally, due to merger and acquisition activity, two of the 2012 PNMR Peer Group comparators were acquired (DPL, Inc. and NSTAR). Accordingly, the Compensation Committee requested Meridian to conduct a review to ensure all the peer companies reflected relevant business and talent comparators and were size-appropriate. The PNMR Peer Group was reviewed based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric utility and multi-utility companies),
3.	Size (between one-third and three times the Company's size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities) and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the PNMR Peer Group for 2013.

PNMR PEER GROUP

ALLETE, Inc.	NorthWestern Corporation
Alliant Energy Corporation	NV Energy, Inc.*
Avista Corporation	OGE Energy Corporation
Black Hills Corporation	Pinnacle West Capital Corporation
Cleco Corporation	Portland General Electric Company
El Paso Electric Company	TECO Energy, Inc.
Great Plains Energy, Inc.	UNS Energy Corporation
Hawaiian Electric Industries, Inc.	Vectren Corporation
IDACORP, Inc.	Westar Energy, Inc.
*On December 19, 2013, NV Energy, Inc. was acquired by MidAmerican Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc.

2014 COMPENSATION ACTIONS

In February 2014, the Compensation Committee approved increases to the base salaries for NEOs. The Compensation Committee also approved the 2014 AIP and the 2014 LTIP. Each NEO’s base salary increase was based on corporate and individual performance and on the current median base salaries for corresponding executive positions in the 2014 benchmark data (see below in this section for more detail regarding the benchmarking data that was used for this purpose). The 2014 base salaries are as follows:  Ms. Collawn $770,000; Mr. Eldred $436,800; Mr. Talbot $378,525; Mr. Apodaca $315,180; and Mr. Darnell $252,144.

The Compensation Committee also approved the 2014 AIP. The 2014 AIP has similar performance goals as the 2013 AIP with a financial goal of Incentive EPS and two operational goals, customer satisfaction and safety. No incentive award will be paid for achieving performance that is below the Incentive EPS threshold level and incentive awards will be capped at the maximum opportunity. Straight-line interpolation will determine the bonus payout for performance that falls between threshold and target or target and maximum levels.

The Compensation Committee also approved the 2014 LTIP for the 3-year performance period of 2014-2016 to align with industry trends and market practices. The 2014 LTIP is based on two performance measures: TSR (based on Company performance compared to the S&P 400 MidCap Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long range operating plan), weighted 60% and 40%, respectively. The threshold, target and maximum levels have been approved by the Compensation Committee for TSR and for the FFO/Debt Ratio. The 2014 LTIP award mix is comprised of 70% of performance shares and 30% of time-vested restricted stock rights. Any time-vested restricted stock rights that are actually awarded pursuant to the 2014 LTIP will vest over three years.

Benchmarking data used to determine the 2014 award levels consists of the PNMR Peer Group, weighted at 75%, and the Towers Watson 2013 U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 Billion - $3 Billion), weighted at 25%.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our processes and policies, as appropriate.

Clawbacks

The PEP includes a clawback provision subjecting all PEP awards, including, as examples only, the annual incentive awards, performance cash awards, performance shares and restricted stock, to potential clawback or forfeiture to the fullest extent called for by applicable law or Company policy. The Company currently complies with the Sarbanes-Oxley Act of 2002, as it relates to “clawbacks.”  The Company also plans to implement an executive compensation recoupment policy that will, at a minimum, fully comply with the final rules to be issued by the SEC and NYSE pursuant to the Dodd-Frank Act.

Insider Trading Policy; No Hedging of Company Stock

The Company’s Insider Trading Policy has been in place since 1997.  The policy prohibits all employees, Officers and directors from engaging in hedging, short term or speculative trading transactions involving Company securities.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if a NEO is terminated following a change in control. See Payments Made Upon a Change in Control on page 59.

CEO Succession Planning

The Board, including the members of the Compensation Committee, reviews the CEO succession planning process on an annual basis. The succession planning process ensures that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short and long term succession potential needs.

Stock Ownership Holding Guidelines

To maintain alignment between our NEOs and shareholders, we continue to provide equity-based compensation, as well as maintain ownership holding guidelines. Our ownership holding guidelines provide that each NEO should own PNMR equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from one (1) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after mandatory withholding to satisfy minimum tax obligations) until he or she has achieved the applicable guideline multiple.

The Compensation Committee believes these guidelines further align the interests of NEOs with the interests of our shareholders by ensuring that the NEOs maintain a significant long term stake in the Company and are subject to the risks of equity ownership.  All equity that the executive either holds directly or indirectly, in addition to any unvested restricted stock and any earned performance shares, count towards compliance with the ownership holding guidelines.  The Compensation Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs, and did so most recently at its December 4, 2013 meeting.  As of December 31, 2013, NEO equity ownership holdings were as noted below:

2013 STOCK OWNERSHIP HOLDINGS

NEO	Holding Requirement	Percent of Holding Requirement*
Patricia K. Collawn	5X	190%
Charles N. Eldred	3X	187%
Ronald E. Talbot	3X	58%
Patrick V. Apodaca	3X	130%
Ronald N. Darnell	3X	82%
*Based on 12/31/2013 closing price on the NYSE of $24.12.

As of December 31, 2013, three of the NEOs had met or exceeded the applicable ownership holding requirements.  Given the short tenure of certain NEOs (Mr. Talbot and Mr. Darnell) and the equity retention requirements for LTIP award shares, the Compensation Committee believes the NEOs are making reasonable progress towards achieving the holding guidelines.  The current holdings of each NEO are shown on page 16.

Impact of Tax and Accounting Requirements

The Compensation Committee evaluates costs, cash flow implications and the deductibility of compensation to maximize financial efficiencies.  Furthermore, in the context of our “covered employees” (as defined in Section 162(m) of the Tax Code), the Compensation Committee considers the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m).

Section 162(m) generally limits the Company’s income tax deduction for compensation paid to covered employees to $1 million.  Compensation that qualifies for the performance-based compensation exception is not subject to this limitation.  Generally, in order to qualify for the performance-based compensation exception, the payment of the compensation must be contingent on the achievement of certain objective performance goals.  The Compensation Committee has endeavored to qualify certain components of our executive compensation program for the performance-based compensation exception.  However, the Compensation Committee has chosen to forgo the deductions, in other situations or with respect to certain awards (e.g. time-vested restricted stock rights awards), if it determines such action to be in the best business interest of the Company to recognize and motivate Officers as circumstances warrant.  In 2013, we incurred compensation for our NEOs of approximately $550,000 that may not be deductible for tax purposes.  In addition, when determining whether to offer a particular form of equity compensation to executives, the Compensation Committee takes into consideration the accounting implications associated with that form of compensation.  Traditionally, accounting-related considerations have not had a significant impact on the Compensation Committee’s decisions about the total compensation of the NEOs or the structure of our executive compensation program.  Likewise, although the Compensation Committee considers the personal tax implications for the NEOs of different forms of compensation in designing our executive compensation program (and individual plans), such considerations have not materially impacted the Compensation Committee’s ultimate decisions about executive compensation.

Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation Committee may, subject to compliance with applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying growth of the core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2013 award calculations for Incentive EPS and FFO/Debt Ratio are reflected in the definitions of Incentive EPS and FFO/Debt Ratio set forth in the Glossary beginning on page ii.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2014 Proxy Statement.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

Joan B. Woodard, 2013 Chair
Julie A. Dobson
Alan J. Fohrer (Chair, as of February 2014)
Donald K. Schwanz

SUMMARY OF 2013 NEO COMPENSATION

Analysis of 2013 NEO Compensation

Base Salary

The following 2013 base salaries for the NEOs were approved in February of 2013.

NEO BASE SALARY

NEO	2013 Base Salary
Patricia K. Collawn	$745,000
Chairman, President and CEO
Charles N. Eldred	$420,000
EVP and CFO
Ronald E. Talbot	$360,500
SVP and COO
Patrick V. Apodaca	$306,000
SVP, General Counsel and Secretary
Ronald N. Darnell	$247,200
SVP, Public Policy

Summary of Executive Compensation

The table following summarizes the total compensation paid to or earned by the NEOs for the years ended December 31, 2013, 2012 and 2011.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)		(2)		(3)	(4)	(5) (6)
Patricia K. Collawn, Chairman, President and CEO	2013	719,423	—	1,169,469	—	583,200	—	418,668	2,890,760
	2012	629,808	—	2,432,375	—	519,225	—	458,525	4,039,933
	2011	575,000	125,000	1,539,019	—	875,075	—	474,790	3,588,884
Charles N. Eldred, EVP and CFO	2013	420,000	—	423,322	—	267,060	—	405,930	1,516,312
	2012	414,615	—	384,963	—	221,000	—	354,808	1,375,386
	2011	400,000	100,000	611,216	—	386,240	—	355,456	1,852,912
Ronald E. Talbot, SVP and COO	2013	357,673	—	280,253	—	179,317	—	195,191	1,012,434
	2012	323,077	100,000	280,550	—	159,935	—	224,473	1,088,035
Patrick V. Apodaca, SVP, General Counsel and Secretary	2013	304,385	—	240,207	—	160,260	—	174,112	878,964
	2012	289,231	—	212,677	—	140,530	—	166,268	808,706
	2011	260,000	75,000	369,087	—	243,677	—	191,577	1,139,341
Ronald N. Darnell, SVP, Public Policy	2013	245,262	—	176,330	—	103,507	—	140,801	665,900
	2012	237,323	—	160,255	—	88,489	—	135,686	621,753

(1)     2013 salary amounts include cash compensation earned by each NEO during 2013, as well as any amounts earned in 2013, but contributed into the RSP, the ESP II, or the After-Tax Plan (as applicable).

(2)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718.  For 2013, the amount indicated is the aggregate grant date fair value of all grants of (a) time-vested restricted stock rights granted on March 6, 2013 (shown as RSA in the GPBA Table) and (b) performance share awards (shown as PS in the GPBA Table), based on target performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  The actual cash value that the NEO may realize on the vesting of the restricted stock rights or performance shares will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting and ultimately, the value received by the employee on the sale of the stock.  Time-vested restricted stock rights awards vest over a three-year period beginning on the grant date.  The table following shows the grant date fair value of all 2013 stock awards assuming maximum performance of the 2013 LTIP performance share awards (shown as PS in the GPBA table) and the actual RSA awards shown in the GPBA Table. As discussed above, Column (e) of the SCT assumes target performance of PS awards. Both Column (e) of the SCT and the table following also include the grant date fair value of the actual RSA awards.

Name	Grant Date Fair Value of Maximum PS Awards and actual RSA ($)
P. K. Collawn	2,026,264
C. N. Eldred	727,813
R. E. Talbot	476,326
P. V. Apodaca	408,279
R. N. Darnell	294,966

 (3)     The chart below reflects the actual amount of the following cash incentive awards earned as of December 31, 2013: (a) annual incentive cash awards under the 2013 AIP (shown as AIP awards in the GPBA Table) and (b) the 3-year performance cash awards for the 2011-2013 performance period under the 2011 LTIP.  The total shown in the table following corresponds to Column (g) for 2013 of the SCT.  Individual amounts are as follows:

2013 NON-EQUITY INCENTIVE COMPENSATION

Name	2013 AIP ($)	2011-2013 LTIP Performance Cash Award ($)	Total ($)
P. K. Collawn	479,700	103,500	583,200
C. N. Eldred	223,860	43,200	267,060
R. E. Talbot	157,850	21,467	179,317
P. V. Apodaca	135,300	24,960	160,260
R. N. Darnell	88,560	14,947	103,507

(4)    There are no above-market or preferential rate earnings to report for the ESP II or the After-Tax Plan.

(5)    The table following reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2013.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs.  The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

ALL OTHER COMPENSATION TABLE

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ESA Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	After-Tax Plan Company Contri-butions ($)	Relocation Benefits ($)	Executive Physicals ($)	All Other Compensation (Total) ($)
			(a)		(b)	(c)	(d)	(e)
P. K. Collawn	7,553	1,350	23,000	33,161	—	353,604	—	—	418,668
C. N. Eldred	14,435	1,350	18,000	33,500	338,645	—	—	—	405,930
R. E. Talbot	192	1,350	18,000	31,875	111,501	—	29,225	3,048	195,191
P. V. Apodaca	29,350	1,350	18,000	33,500	—	91,912	—	—	174,112
R. N. Darnell	6,203	1,236	18,000	36,109	—	79,253	—	—	140,801

(a) Reflects the amounts received by the NEOs under the ESA (described in the Glossary).

(b) Amounts are reflected in Column (c) of the 2013 Non-Qualified Deferred Compensation table on page 58.  NEOs were required to elect, on an annual basis, between participating in the ESP II or in the After-Tax Plan (but not both within the same year).  For 2013, all NEOs except Mr. Eldred and Mr. Talbot elected to participate in the After-Tax Plan. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year.

(c) Amounts are reflected in the Total ($) of the After-Tax Plan Company Contributions listed below.

AFTER-TAX PLAN COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
P. K. Collawn	32,374	82,130	239,100	353,604
P. V. Apodaca	20,021	18,991	52,900	91,912
R. N. Darnell	15,019	8,434	55,800	79,253

(d) The Company reimburses certain relocation expenses.

(e) The Company paid for an executive physical as part of the Annual Executive Physical Program.

(6) The amounts shown for Ms. Collawn’s 2012 “All Other Compensation” in Column (i) and “Total” compensation in Column (j) have been reduced by $94,634 ($87,100 + interest = $94,634) from the amounts reported in the 2013 Annual Proxy Statement because the Company’s 2010 unvested supplemental contribution to the After-Tax Plan that was previously included in her 2010 SCT “All Other Compensation” and “Total” amounts was also inadvertently reported again as a portion of her 2012 compensation when the 2010 supplemental contribution vested in 2012. In addition, the amount shown for Mr. Eldred’s 2011 “All Other Compensation” in Column (i) and “Total” compensation in Column (j) have been increased by $1,649 to include amounts paid to or on behalf of the NEO for executive physical benefits for that year. Amounts shown for Ms. Collawn’s, Mr. Eldred’s and Mr. Talbot’s 2012 “All Other Compensation” in Column (i) and “Total” compensation in Column (j) have been increased by $2,424 for Mr. Eldred, $6,073 for Ms. Collawn and $5,578 for Mr. Talbot, as compared to the amounts reported in the 2013 proxy statement to include amounts paid to or on behalf of such NEOs for executive physical benefits in those years. These amounts were not reported previously.

Annual Incentive Awards

The objective of the 2013 AIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial results.  In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2013 AIP unless the Company achieved Incentive EPS of at least $1.32.  Maximum awards were to be made at Incentive EPS levels of $1.48 or higher.  In 2013, the Company’s Incentive EPS was $1.41, resulting in achievement of above target level. See the performance results noted on the Corporate Scorecard below.

The 2013 AIP plan goals were established for all NEOs in order to ensure alignment with the strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2013 AIP, as well as the actual awards approved in February 2014, are set forth below.

NEO Incentive Goals and Results

CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2013 Results	Weighted Score
PNMR Incentive EPS	60% of Scorecard	≥$1.32/share	≥$1.37/share	≥$1.48/share	$1.41/share (136% of target award level)[1]	82%
Customer Satisfaction (measured by J.D. Power Customer Survey Index)	20% of Scorecard	>20 percentile	>30 percentile	>45 percentile	17.4 percentile (0% of target award level)	0%
Safety (PNMR OSHA Recordable Incident Rate)	20% of Scorecard	≤1.78	≤1.67	≤1.40	2.19 (0% of target award level)	0%
Aggregate Performance Results						82%
1 Based on linear interpolation, the $1.41/share performance results in a 136% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in an 82% weighted score.

Under the 2013 AIP, Ms. Collawn was eligible to receive a target level award of 90% of her base salary as of January 1, 2013.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to 73.8% of her base salary.

Under the 2013 AIP, Mr. Eldred was eligible to receive a target level award of 65% of his base salary as of January 1, 2013.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to 53.3% of his base salary.

Under the 2013 AIP, Mr. Talbot was eligible to receive a target level award of 55% of his base salary as of January 1, 2013.  Based on Mr. Talbot’s aggregate performance results, he received an award equal to 45.1% of his base salary.

Under the 2013 AIP, Mr. Apodaca was eligible to receive a target level award of 55% of his base salary as of January 1, 2013.  Based on Mr. Apodaca’s aggregate performance results, he received an award equal to 45.1% of his base salary.

Under the 2013 AIP, Mr. Darnell was eligible to receive a target level award of 45% of his base salary as of January 1, 2013.  Based on Mr. Darnell’s aggregate performance results, he received an award equal to 36.9% of his base salary.

Long-Term Incentive Awards

2013 LTIP

Consistent with our pay for performance philosophy, 70% of the NEO’s total 2013 long-term incentive compensation opportunities are dependent upon the Company’s achievement of two performance goals (“TSR” and “FFO/Debt Ratio”) over the 2013-2015 performance period. No performance shares (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2013-2015 performance period is below the threshold levels set forth in the table following.  The remaining 30% of the total 2013 long-term incentive compensation for NEOs is comprised of time-vested restricted stock awards awarded at the end of the performance period that vest over a three-year period. A prorated award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control. After the first half of the performance period, a prorated award will be paid to an officer who separates from service due to death, disability, retirement or impaction, which will be calculated based on actual performance and the number of full months of service completed by the officer during the performance period. In the case of a qualifying change in control termination, the performance shares vest pro rata at the end of the performance period subject to the attainment of the performance goals.

2013 LTIP TSR AND FFO/DEBT RATIO PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
TSR	60%	>35th percentile	>50th percentile	>95th percentile
FFO/Debt Ratio	40%	≥17.3%	≥17.8%	≥19.8%

LTIP Awards Earned in 2013

In 2011, we transitioned from a one-year to a three-year performance period by granting performance share and performance cash awards with 1-year, 2-year and 3-year performance periods. Information regarding the threshold, target and maximum performance targets for the 2011-2013 performance period under the 2011 LTIP for TSR (relative to the S&P 400 MidCap Utilities Index) and FFO/Debt Ratio and actual 2011-2013 performance are set forth in the table following.

TSR AND FFO/DEBT RATIO ACHIEVEMENT AS OF DECEMBER 31, 2013

Corporate Goal	Weight	Threshold	Target	Maximum	2013 Actual Results	Result Percent
TSR 2011-2013	60%	>35th percentile	>50th percentile	>95th percentile	>95th percentile	120%
FFO/Debt Ratio 2011-2013	40%	≥21.6%	≥22.2%	≥23.3%	18.5%	0%

The amount of performance share and performance cash awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2012 proxy statement.  In February 2014, the performance share and performance cash awards for the 2011-2013 performance period were determined to be earned at above target (120% of target) based on the above 2011-2013 performance period.

Grants of Plan Based Awards in 2013

The table following discloses the 2013 grants of awards to our NEOs, all of which were made under the PEP:  (1) annual incentive plan award levels under the 2013 AIP (shown below as AIP); (2) the following equity awards made under the LTIP: (a) time-vested restricted stock rights awards (RSA) awarded under the 2011 LTIP at the end of the performance period, and (b) performance share awards (PS) based on TSR and FFO/Debt Ratio performance measures over the 2013-2015 performance period of the 2013 LTIP, as well as the grant date fair value of all such equity awards.  Restricted stock rights awards vest in three equal annual installments beginning on the first anniversary of the grant date.

GRANTS OF PLAN BASED AWARDS IN 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
P. K. Collawn	AIP 2/28/13	292,500	585,000	1,170,000	—	—	—	—	—	—	—
	PS 2/28/13	—	—	—	19,705	39,411	78,822	—	—	—	856,795
	RSA 3/6/13	—	—	—	—	—	—	14,356	—	—	312,674
C. N. Eldred	AIP 2/28/13	136,500	273,000	546,000	—	—	—	—	—	—	—
	PS 2/28/13	—	—	—	7,003	14,006	28,012	—	—	—	304,490
	RSA 3/6/13	—	—	—	—	—	—	5,456	—	—	118,832
R. E. Talbot	AIP 2/28/13	96,250	192,500	385,000	—	—	—	—	—	—	—
	PS 2/28/13	—	—	—	4,509	9,019	18,038	—	—	—	196,073
	RSA 3/6/13	—	—	—	—	—	—	3,865	—	—	84,180
P. V. Apodaca	AIP 2/28/13	82,500	165,000	330,000	—	—	—	—	—	—	—
	PS 2/28/13	—	—	—	3,865	7,730	15,461	—	—	—	168,050
	RSA 3/6/13	—	—	—	—	—	—	3,313	—	—	72,157
R. N. Darnell	AIP 2/28/13	54,000	108,000	216,000	—	—	—	—	—	—	—
	PS 2/28/13	—	—	—	2,728	5,456	10,913	—	—	—	118,613
	RSA 3/6/13	—	—	—	—	—	—	2,650	—	—	57,717
(1) Represents the grant date fair value of the equity awards, based on target performance, determined in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. For information about the grant date fair value assuming maximum performance, see footnote 2 to the SCT.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2013) made under the PEP to the NEOs: (1) stock options, (2) traditional time-vested restricted stock rights that begin vesting on the grant date, (3) performance-based restricted stock rights granted on March 17, 2010 that began vesting on March 4, 2011 (the date of determining the amount earned), (4) performance share awards granted on March 22, 2011 subject to the achievement of two performance criteria (TSR and FFO/Debt Ratio) reflecting the amount of actual above target performance achieved for the 2011-2013 performance period, (5) performance share award opportunities granted on February 28, 2012 under the 2012 LTIP and on February 28, 2013 under the 2013 LTIP (shown as PS in the GPBA Table above), both of which are subject to the achievement of certain TSR and FFO/Debt Ratio performance measures assuming each officer will achieve maximum performance over the relevant three-year performance periods and (6) the Special Retention Grant of 135,000 shares awarded to Ms. Collawn on February 28, 2012 assuming achievement of the performance measure.

OUTSTANDING EQUITY AWARDS AT 2013 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn	8/17/2007	4,000	—	—	23.90	8/17/2017	—	—	—	—
	2/19/2008	24,000	—	—	13.17	2/19/2018	—	—	—	—
	8/14/2008	4,000	—	—	10.56	8/14/2018	—	—	—	—
	2/17/2009	90,000	—	—	7.98	2/17/2019	—	—	—	—
	8/5/2009	4,000	—	—	12.48	8/5/2019	—	—	—	—
	3/17/2010	—	—	—	—	—	10,095	243,491	—	—
	2/26/2010	38,000	—	—	12.22	2/26/2020	—	—	—	—
	3/1/2010	20,000	—	—	12.40	3/1/2020	—	—	—	—
	3/4/2011	—	—	—	—	—	6,000	144,720	—	—
	3/22/2011	—	—	—	—	—	43,303	1,044,468	—	—
	2/28/2012	—	—	—	—	—	—	—	86,698	2,091,156
	2/28/2012	—	—	—	—	—	135,000	3,256,200	—	—
	3/5/2012	—	—	—	—	—	10,527	253,911	—	—
	2/28/2013	—	—	—	—	—	—	—	78,822	1,901,187
	3/16/2013	—	—	—	—	—	14,356	346,267	—	—
C. N. Eldred	2/13/2006	9,338	—	—	24.06	2/13/2016	—	—	—	—
	2/16/2007	14,000	—	—	30.50	2/16/2017	—	—	—	—
	2/17/2009	26,666	—	—	7.98	2/17/2019	—	—	—	—
	3/17/2010	—	—	—	—	—	3,514	84,757	—	—
	2/26/2010	16,666	—	—	12.22	2/26/2020	—	—	—	—
	3/4/2011	—	—	—	—	—	2,083	50,242	—	—
	3/22/2011	—	—	—	—	—	17,544	423,161	—	—
	2/28/2012	—	—	—	—	—	—	—	30,156	727,363
	3/5/2012	—	—	—	—	—	4,308	103,909	—	—
	2/28/2013	—	—	—	—	—	—	—	28,012	675,649
	3/16/2013	—	—	—	—	—	5,456	131,599	—	—

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
R. E. Talbot	3/22/2011	—	—	—	—	—	8,327	200,847	—	—
	2/28/2012	—	—	—	—	—	—	—	21,805	525,937
	3/5/2012	—	—	—	—	—	3,204	77,280	—	—
	2/28/2013	—	—	—	—	—	—	—	18,038	435,077
	3/6/2013	—	—	—	—	—	3,865	93,224	—	—
P. V. Apodaca	2/26/2010	16,000	—	—	12.22	2/26/2020	—	—	—	—
	3/17/2010	—	—	—	—	—	3,514	84,757	—	—
	3/4/2011	—	—	—	—	—	1,916	46,214	—	—
	3/22/2011	—	—	—	—	—	9,682	233,530	—	—
	2/28/2012	—	—	—	—	—	—	—	16,661	401,863
	3/5/2012	—	—	—	—	—	2,380	57,406	—	—
	2/28/2013	—	—	—	—	—	—	—	15,461	372,919
	3/6/2013	—	—	—	—	—	3,313	79,910	—	—
R. N. Darnell	3/17/2010	—	—	—	—	—	1,009	24,337	—	—
	3/4/2011	—	—	—	—	—	766	18,476	—	—
	3/22/2011	—	—	—	—	—	5,882	141,874	—	—
	2/28/2012	—	—	—	—	—	—	—	11,473	276,729
	3/5/2012	—	—	—	—	—	2,196	52,968	—	—
	2/28/2013	—	—	—	—	—	—	—	10,913	263,222
	3/6/2013	—	—	—	—	—	2,650	63,918	—	—

(1)    The exercise price of stock options granted under the PEP is the closing market price on the NYSE on the date of the grant.  Stock options awarded under the PEP vest over a three-year period.

(2)      As of December 31, 2013, no equity incentive options have been granted under the PEP.

(3)    One share of our common stock underlies each restricted stock right and performance share. Traditional time-vested restricted stock rights awards vest over a three-year period beginning on the grant date. Restricted stock rights shown with a grant date of March 4, 2011 vested on March 5, 2014. One-half of the restricted stock rights shown with a grant date of March 5, 2012 vested on March 5, 2014 and the remaining one-half will vest March 5, 2015. One-third of the restricted stock rights shown with a grant date of March 6, 2013 vested on March 6, 2014 and the remaining two-thirds will vest in equal amounts on March 6, 2015 and March 7, 2016. The March 17, 2010 performance-based restricted stock awards shown above vested on March 5, 2014, as they are the remaining one-third of the award that began vesting on the March 4, 2011 determination date. The March 22, 2011 awards shown are the actual amount of performance shares earned by our NEOs as of December 31, 2013 and delivered to them in March 2014 for the 2011-2013 performance period.

 (4)          Based on closing price of $24.12 for our common stock, as quoted on the NYSE on December 31, 2013, the last trading day of fiscal year 2013.

(5)    All performance share awards listed in Column (i) are reflected at the maximum performance level.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEO’s exercise of vested stock options during 2013, as well as the vesting during 2013 of traditional restricted stock rights held by the NEOs.  Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2013

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(1)		(2)
P. K. Collawn	—	—	64,051	1,478,938
C. N. Eldred	—	—	26,609	614,402
R. E. Talbot	—	—	6,912	159,598
P. V. Apodaca	—	—	15,226	351,568
R. N. Darnell	3,434	40,040	8,419	194,395

(1)    Amount indicated is the aggregate dollar value realized upon the exercise of stock options based on the number of options exercised multiplied by the difference between the market price on the exercise date and the exercise price.

(2)    Amounts indicated are the aggregate dollar value realized upon the vesting of restricted stock rights awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date, as quoted on the NYSE.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or greater.  Employees direct their own investments in the RSP.

The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income.  Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP.  All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of our common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 23 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of:  (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5), as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the plan, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee.  The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant, employer contributions and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1998 to address these Tax Code limitations.  The ESP was a non-qualified deferred compensation plan that provided executive officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective as of December 17, 2008, the ESP was merged into the ESP II. We adopted the After-Tax Plan as an alternative non-tax qualified retirement plan, effective January 1, 2009.

Prior to January 1, 2014, executive officers may annually elect to defer eligible compensation into the ESP II or contribute such compensation to the After-Tax Plan (but not both); the ESP II runs side-by-side with the RSP.  A participant may make before tax deferrals to the ESP II up to 100% of eligible compensation.  For years prior to 2014, we made a matching credit equal to 75% of the first 6% of eligible compensation deferred. For years beginning on and after January 1, 2014, matching credits will be limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($260,000 in 2014) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II Plan.

Prior to January 1, 2014, if a participant elected to participate in the After-Tax Plan rather than the ESP II, the participant could make payroll deductions, on an after-tax basis, to the After-Tax Plan up to 100% of eligible compensation (all contributions were subject to all tax and withholding requirements).  For years prior to 2014, we made a matching contribution equal to 75% of the first 6% of eligible compensation contributed to the After-Tax Plan as payroll deductions. For years beginning on and after January 1, 2014, matching contributions will be limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($260,00 in 2014). The matching contribution is in an amount equal to 75% of the participant’s payroll deductions, provided that the matching contribution will not exceed an amount equal to 75% of the first 6% of excess compensation. A participant is eligible to receive a matching contribution under the After-Tax Plan only if such participant met the service requirements necessary to receive RSP matching contributions for that plan year.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the After-Tax Plan.

Certain participants (including the NEOs) also receive a supplemental target contribution in the ESP II or the After-Tax Plan.  In general, these contributions have been set to achieve competitive retirement pay replacement ratios of between 40% to 60% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II or the After-Tax Plan for a participant during a plan year in any amount, and on such terms and conditions, that the Compensation Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment, installment payments, or an annuity.  Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash.  Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability, or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code.  ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant, while employed by the Company, elects to receive all or a portion of his or her accounts on a specified date, benefits payable under the ESP II will be paid within 90 days of the participant’s separation from service, death, or disability, subject to the requirements of Section 409A of the Tax Code.  Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The table following shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2013, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2013%
American Funds Euro Pacific Growth Fund-Class R6	18.38
Vanguard Institutional Index Fund	32.35
PIMCO Total Return Institutional	(0.97)
PNM Resources Stock Fund	20.88
Vanguard Prime Money Market Fund Institutional Shares	0.06
Vanguard PRIMECAP Fund Admiral Shares	39.86
Vanguard Retirement Savings Trust IV (x)	0.32
RS Partners Fund Class Y	38.97
Vanguard Target Retirement 2010	9.10
Vanguard Target Retirement 2015	13.00
Vanguard Target Retirement 2020	15.85
Vanguard Target Retirement 2025	18.14
Vanguard Target Retirement 2030	20.49
Vanguard Target Retirement 2035	22.82
Vanguard Target Retirement 2040	24.37
Vanguard Target Retirement 2045	24.37
Vanguard Target Retirement 2050	24.34
Vanguard Target Retirement 2055	24.33
Vanguard Target Retirement 2060	24.35
Vanguard Target Retirement Income	5.87
Vanguard Wellington Fund Investor Shares	19.66
Wells Fargo Advantage Discovery Fund Institutional	38.78
Vanguard Windsor II Fund Admiral Shares	30.80
(x) Rate of Return not available for this fund as of December 31, 2013. Ratio disclosed represents Rate of Return as of March 6, 2014.

In 2013, Mr. Talbot and Mr. Eldred elected to participate in the ESP II and Ms. Collawn, Mr. Apodaca and Mr. Darnell elected to participate in the After-Tax Plan.  Accounts in the After-Tax Plan are in the names of the participants and are owned by the participants. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year. Thus, from time to time, a NEO may receive Company contributions under both plans. The NEO participant will own the investments, made through the After-Tax Plan, in his or her name and we will have no involvement with the investments as an owner, beneficiary, sponsor, or otherwise.  Accordingly, participants may transfer amounts from the accounts or may withdraw the money from the accounts at any time after the deposit is made.  Like the RSP, all contributions to the After-Tax Plan are fully vested when made.  As a general rule, there is a two year delay in the supplemental contributions to the After-Tax Plan for participants who are under the age of 55 and have less than two years of service.  In those circumstances, the supplemental contribution for 2013 to the After-Tax Plan would not be made until 2015.  In comparison, the supplemental credit to the ESP II would be made so that the participant could begin the hypothetical investing but the contribution would remain unvested during the relevant period.  Both the unvested ESP II or delayed After-Tax Plan Company supplemental contribution are subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2013 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
		Executive Contributions in Last Year (2013) ($)	Company Contributions in Last Year (2013) ($)	Aggregate Earnings in Last Year (2013) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2013) ($)
		(2)	(3)
P. K. Collawn (1)	ESP II	—	—	288,208	—	1,668,570
C. N. Eldred	ESP II	175,631	338,645	151,110	—	1,124,797
R. E. Talbot	ESP II	39,018	111,501	19,882	—	269,364
P. V. Apodaca (1)	ESP II	—	—	43,047	—	374,266
R. N. Darnell	ESP II	—	—	—	—	—

(1)Although Ms. Collawn and Mr. Apodaca are currently participating in the After-Tax Plan, the above respective ESP II plan balances reflect the amounts that were contributed to the ESP II in prior years.

(2)The amounts in this column are included in the “Salary” Column (c) of SCT on page 47.

(3)The amounts in this column are included as a component of “All Other Compensation” in Column (i) of the SCT and consist of the following 2013 Company contributions to the ESP II:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
C. N. Eldred	28,845	38,600	271,200	338,645
R. E. Talbot	23,292	21,009	67,200 (y)	111,501
(y) Entire amount unvested as of December 31, 2013.

Potential Payments Upon Termination or Change in Control

The tables beginning on page 61 illustrate the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability, or termination following a change in control.  The amounts shown:  (1) assume a termination effective as of December 31, 2013, (2) are based on the closing price of our common stock on December 31, 2013, as reported on the NYSE ($24.12), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2013.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination

If a NEO’s employment terminates for any reason, he or she is entitled to receive amounts earned during his or her term of employment.  Such amounts include:  (1) base salary through the date of termination, (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP, ESP II, After-Tax Plan, and (4) stock options and restricted stock rights awards that have vested as of the termination date (unless the NEO is terminated for “cause,” in which case vested and unexercised stock options and any undelivered vested restricted stock or performance shares are forfeited.)

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon a NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding non-vested stock options granted under the PEP will immediately vest.  All of such retiring NEO’s restricted stock rights awards and a pro rata portion of his or her performance share awards, granted under the applicable LTIP, will also immediately vest subject, in the case of performance awards, to the attainment of the relevant performance goals.  As of December 31, 2013, Mr. Eldred and Mr. Apodaca are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if a NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs.

Severance Payments

In addition to the amounts described above, if we terminate the employment of a NEO because we eliminate his or her position, the table beginning on page 61 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.  The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary), and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if a NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause, or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) for reasons other than cause, death, or disability or (2) by the officer due to constructive termination.  In addition, the officer must sign a customary release agreement to receive benefits.  All Company Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below. The benefits include:

•	A lump sum severance payment equal to two times current eligible compensation for the CEO, EVP and SVPs;

•	Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;

•	A pro rata award of the officer’s annual incentive equal to at least a minimum of 50% of the maximum award available under the applicable plan for the relevant performance period;

•
Health care, life and accidental death and dismemberment insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment for a period of 24 months for the CEO, EVP and SVPs;

•
Senior officers (CEO, EVP and SVPs) must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an officer signs a restricted covenant agreement, the officer will be compensated for the period of time during which the restrictions are in effect. If the officer does not sign the agreement in a timely manner, then the officer(s) will not be entitled to any benefits under the Retention Plan. As of December 31, 2012, all eligible Officers had signed the required restrictive covenant agreements. As such, the period of time covered for which a senior officer will be compensated, in the case of a change in control, is an amount equal to the officer’s eligible compensation paid over a 12 month period;

•	Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•
The PEP contains a double trigger vesting following a change in control and adds a general clawback provision. The clawback provision subjects all PEP awards to potential clawback or forfeiture to the fullest extent called for by applicable law or Company policy. Upon a qualifying change in control (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by officer due to constructive termination), all outstanding, unvested stock option awards, all time-vested restricted stock awards and a pro rata portion of any performance share awards granted under the PEP will fully vest, subject, in the case of performance awards, to the attainment of the relevant performance goals. If the Board concludes the value of an award will be materially impaired following a change in control, then the award will fully vest immediately prior to the change in control.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II and After-Tax Plan, which provide that the participant will receive a pro rata amount of the annual employer contribution for the number of months of service during the year.  The LTIP also provides that each NEO will receive a pro rata award for the number of months of service during the performance period prior to the change in control event, subject, in the case of performance awards, to the attainment of the relevant performance goals.

Upon a qualifying change in control, all outstanding, unvested stock option awards and either all restricted stock rights awards with service-based restrictions or a pro rata portion of restricted stock rights awards with performance-based restrictions granted under the PEP will fully vest, subject, in the case of performance awards, to the attainment of the relevant performance goals.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.	Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company's common stock;
2.
During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;

3.
Our shareholders approve a merger or consolidation with another company, corporation, or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company's voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company's combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4.	The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company's assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEOs would have received if he or she had terminated employment on December 31, 2013, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2013.  The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2013, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	—	—	479,700	479,700	479,700	—	479,700
Restricted Stock Rights (4)	—	—	988,389	988,389	988,389	—	988,389
2011-2013 Performance Shares (5)	1,044,468	—	1,044,468	1,044,468	1,044,468	—	1,044,468
2011-2013 Performance Cash (5)	103,500	—	103,500	103,500	103,500	—	103,500
2012-2014 Performance Shares (6)	—	—	836,457	836,457	836,457	—	836,457
2013-2015 Performance Shares (7)	—	—	—	—	380,228	—	—
Retention Grant (8)	—	—	—	—	—	—	—
ESP II Plan Balances	1,668,570	1,668,570	1,668,570	1,668,570	1,668,570	—	1,668,570
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	22,948	—	3,921
Life Insurance Proceeds	—	—	—	1,400,000	—	—	—
Cash Severance (9)	—	—	—	—	4,128,475	—	963,486
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	37,250
Total P. K. Collawn	2,816,538	1,668,570	5,121,084	6,521,084	9,672,735	—	6,125,741
C. N. Eldred
AIP (3)	223,860	—	223,860	223,860	223,860	223,860	223,860
Restricted Stock Rights (4)	370,507	—	370,507	370,507	370,507	370,507	370,507
2011-2013 Performance Shares (5)	423,161	—	423,161	423,161	423,161	423,161	423,161
2011-2013 Performance Cash (5)	43,200	—	43,200	43,200	43,200	43,200	43,200
2012-2014 Performance Shares (6)	290,935	—	290,935	290,935	290,935	290,935	290,935
2013-2015 Performance Shares (7)	—	—	—	—	135,120	—	—
ESP II Plan Balances	1,124,797	1,124,797	1,124,797	1,124,797	1,124,797	1,124,797	1,124,797
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	49,748	—	10,439
Life Insurance Proceeds	—	—	—	1,400,000	—	—	—
Cash Severance (9)	—	—	—	—	2,118,400	—	554,615
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	21,000
Total C. N. Eldred	2,476,460	1,124,797	2,476,460	3,876,460	4,799,728	2,476,460	3,062,514

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
R. E. Talbot
AIP (3)	—	—	157,850	157,850	157,850	—	157,850
Restricted Stock Rights (4)	—	—	170,504	170,504	170,504	—	170,504
2011-2013 Performance Shares (5)	200,847	—	200,847	200,847	200,847	—	200,847
2011-2013 Performance Cash (5)	21,467	—	21,467	21,467	21,467	—	21,467
2012-2014 Performance Shares (6)	—	—	210,351	210,351	210,351	—	210,351
2013-2015 Performance Shares (7)	—	—	—	—	87,001	—	—
ESP II Plan Balances	130,280	130,280	269,364	269,364	269,364	—	130,280
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	21,426	—	10,521
Life Insurance Proceeds	—	—	—	750,000	—	—	—
Cash Severance (9)	—	—	—	—	1,520,881	—	434,449
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	18,025
Total R. E. Talbot	352,594	130,280	1,030,383	1,780,383	2,679,691	—	1,354,294
P. V. Apodaca
AIP (3)	135,300	—	135,300	135,300	135,300	135,300	135,300
Restricted Stock Rights (4)	268,287	—	268,287	268,287	268,287	268,287	268,287
2011-2013 Performance Shares (5)	233,530	—	233,530	233,530	233,530	233,530	233,530
2011-2013 Performance Cash (5)	24,960	—	24,960	24,960	24,960	24,960	24,960
2012-2014 Performance Shares (6)	160,736	—	160,736	160,736	160,736	160,736	160,736
2013-2015 Performance Shares (7)	—	—	—	—	74,579	—	—
ESP II Plan Balances	374,266	374,266	374,266	374,266	374,266	374,266	374,266
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	79,656	—	10,478
Life Insurance Proceeds	—	—	—	1,400,000	—	—	—
Cash Severance (9)	—	—	—	—	1,475,960	—	380,538
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	15,300
Total P. V. Apodaca	1,197,079	374,266	1,197,079	2,597,079	2,847,274	1,197,079	1,603,395

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
R. N. Darnell
AIP (3)	—	—	88,560	88,560	88,560	—	88,560
Restricted Stock Rights (4)	—	—	159,699	159,699	159,699	—	159,699
2011-2013 Performance Shares (5)	141,874	—	141,874	141,874	141,874	—	141,874
2011-2013 Performance Cash (5)	14,947	—	14,947	14,947	14,947	—	14,947
2012-2014 Performance Shares (6)	—	—	110,663	110,663	110,663	—	110,663
2013-2015 Performance Shares (7)	—	—	—	—	52,630	—	—
ESP II Plan Balances	—	—	—	—	—	—	—
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	33,271	—	10,433
Life Insurance Proceeds	—	—	—	1,140,000	—	—	—
Cash Severance (9)	—	—	—	—	1,007,028	—	315,735
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	12,360
Total R. N. Darnell	156,821	—	515,743	1,655,743	1,628,672	—	854,271

(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5, or (d) any age and 30 years of service. As of December 31, 2013, Ms. Collawn, Mr. Talbot and Mr. Darnell had not attained Retirement under the PEP. Under the ESP II and the After-Tax Plan, “Normal Retirement Date” is defined as the attainment of age 62. As of December 31, 2013, Ms. Collawn, Mr. Eldred, Mr. Talbot and Mr. Darnell had not attained their Normal Retirement Date under the ESP II.

(2) “Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2013 AIP, as set forth in the 2013 AIP column of the 2013 Non-Equity Incentive Compensation table (contained in footnote 3 to the SCT) on page 48.

(4)The amount represented is the value of all restricted stock rights that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2013 ($24.12).

(5)The amounts shown are the amounts payable to our NEOs under the 2011 LTIP for the actual above target performance earned for 2011-2013 based on the applicable TSR and FFO/Debt Ratio performance measures. For performance shares, the number indicated assumes that the market prices, upon delivery in 2014 of such performance shares, was the same as the closing price on December 31, 2013 ($24.12). For performance cash, the amount shown is the actual amount received by our NEOs, shown in the 2011-2013 LTIP Performance Cash Award Column of the 2013 Non-Equity Incentive Compensation table (contained in footnote 3) on page 48.

(6)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2012 LTIP assuming the current level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2013 ($24.12).

(7)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2013 LTIP, upon a change in control, assuming the current level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2013 ($24.12).

(8)As disclosed on page 40, in 2012, the CEO was provided a special performance-based retention grant. Ms. Collawn must remain employed by the Company, as of the applicable vesting dates to receive the grant. She is eligible to receive a pro rata award, based on actual results at the end of the performance period in the event of death, disability and a qualifying change in control termination, as defined in the PEP. Under the terms of the retention grant, if Ms. Collawn’s employment is terminated as of December 31, 2013 due to death, disability, constructive, or without cause termination due to change in control and if the Company achieved the performance goals in the retention grant as of December 31, 2014 and December 31, 2016, assuming that the market price upon delivery will be the same as the closing price on December 31, 2013 ($24.12), the value of the Company stock provided to Ms. Collawn would be (1) $562,792 in 2015 and (2) $739,688 in 2017. If the performance goals are not achieved as of December 31, 2014, but are achieved as of December 31, 2016, assuming that the market price upon delivery will be the same as the closing price on December 31, 2013 ($24.12), the value of the Company stock provided to Ms. Collawn in 2017 would be $1,302,480.

(9)For constructive or without cause termination due to change in control, represents (i) lump sum severance payment equal to two times current eligible compensation and (ii) payment for restrictive covenant agreement equal to one times eligible compensation paid over a 12 month period.

(10)The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2013. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(11)The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

EQUITY COMPENSATION PLAN INFORMATON
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2013
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	2,285,014 (1)	$20.63 (1)	4,474,183(2)
Equity compensation plans not approved by security holders (ESP II) (3)	105,940	(3)	69,999
Total	2,277,503	(1)(3)	4,657,633
(1) Amount includes 1,300,916 outstanding options, 315,305 unvested restricted stock awards and 626,043 actual and contingent performance shares (assuming maximum performance) issued under the PEP, as well as 42,750 outstanding options issued under the Director Retainer Plan, which expired on July 1, 2005. Unvested restricted stock and performance shares are not included in the weighted-average exercise price calculations of column (b).
(2) As of December 31, 2013, although 4,474,183 shares of the 12,343,000 authorized shares remained available for future issuance under the PEP, only 983,828 shares remained available for future issuance of full-value equity awards under the PEP due to the PEP’s separate limit of 3,240,000 authorized shares that may be subject to full-value equity awards.
(3) Under the ESP II (as referenced under the caption “Non-Tax Qualified Retirement Plans” on page 56), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2013, a total of 105,940 phantom shares of PNM Resources' common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been registered to date by PNM Resources for issuance under the ESP II. Column (c) above reflects that, as of December 31, 2013, 69,999 registered shares remained available for future issuance and settlement of phantom shares under the ESP II. The number of remaining registered shares is higher than reported in recent proxy statements following the correction of inadvertent double-counting of certain phantom shares (upon both acquisition and settlement), which resulted in overstating the amount of registered shares used to date under the ESP II.

APPENDIX A

2013 BENCHMARK DATA

The 2013 Benchmark Data is a weighted average of two comparator groups: (1) The PNMR Peer Group listed on page 43 of the proxy statement (weighted at 75%) and (2) the 2012 Towers Watson U.S. Compensation Data Bank (CDB) General Industry Executive Database of similarly sized companies (companies, listed below, with revenue of $1 Billion - $3 Billion), weighted at 25%.

List of Companies Comprising the 2012 Towers Watson U.S. CDB General Industry Executive Database with Revenue of $1 Billion - $3 Billion
A. O. Smith Corporation / Acxiom Corporation / Aerojet Rocketdyne* / AMC Entertainment, Inc. / American Crystal Sugar Company / Americas Styrencis LLC / AMETEK, Inc. / AMSTED Industries Incorporated / Appleton Papers (as of May 13, 2013, Appvion, Inc.) / Arby’s Restaurant Group, Inc. / Armstrong World Industries, Inc. / Barnes Group, Inc. / Beam Inc. / Bob Evans Farms, Inc. / Brady Corporation / Carmeuse North America Group* / Carpenter Technology Corporation / Catalent Pharma Solutions, Inc. / Century Aluminum Company / Chemtura Corporation / Chiquita Brands International, Inc. / Cloud Peak Energy Inc. / Coinstar / Columbia Sportswear Company / ConvaTec Company / Convergys Corporation / Covance Company / Crown Castle International Corp. / Curtiss-Wright Corporation / Deckers Outdoor Corporation / Deluxe Corporation / Dentsply International / Dex One Corporation / Dollar Thrifty Automotive Group, Inc. / Donaldson Company, Inc. / Endo Health Solutions, Inc. / EnPro Industries, Inc. / Equifax Inc. / Equity Office Management, LLC / Esterline Technologies Corporation / Expedia, Inc. / Exterran Holdings, Inc. / GATX Corporation / GenCorp Inc. / General Atomics / Graco Inc. / Green Mountain Coffee Company / H.B. Fuller Company / Hanger Orthopedic Group (as of June 8, 2012, Hanger, Inc.) / Harland Clarke* / Harsco Corporation / Herman Miller, Inc. / Hexcel Corporation / HNI Corporation / HNTB Corporation / Hostess Brands, LLC / Houghton Mifflin Harcourt Company / Hovnanian Enterprises, Inc. / IDEXX Laboratories, Inc. / InterContinental Hotels & Resorts* / International Data Group, Inc. / International Flavors & Fragrances, Inc. / International Game Technology / The Irvine Company, LLC / Itron, Inc. / ITT Corporation / Jack in the Box Inc. / Kaman Industrial Technologies* / Kansas City Southern / KB Home / Kennametal Inc. / Keystone Foods / Kimco Realty Corporation / Leprino Foods Company / Lincoln Electric Holdings, Inc. / Magellan Midstream Partners, L.P. / Makino, Inc.* / Martin Marietta Materials, Inc. / Mary Kay, Inc. / Matthews International Corporation / Meredith Corporation / Milacron, LLC / Mohegan Sun* / NBTY, Inc. / Novus International, Inc. / Nu Skin Enterprises, Inc. / Nypro, Inc. / OMNOVA Solutions, Inc. / Pall Corporation / Parsons Corporation / Plexus Corp. / Polaris Industries, Inc. / Polymer Group, Inc. / PolyOne Corporation / Purdue Pharma L.P. / Quintiles Transnational Holdings, Inc. / Rayonier Inc. / Revlon, Inc. / Sabre, Inc. / SAS Institute Inc. / The Schwan Food Company / Scotts Miracle-Gro Company / The ServiceMaster Company / ShawCor Ltd. / Sigma-Aldrich Corporation / Snap-On Incorporated / Space Systems Loral* / Stepan Company / The Sundt Companies, Inc. / Swagelok Company / TeleTech Holdings, Inc. / Teradata Corporation / The Toro Company / Tower International, Inc. / Trepp, LLC* / Trident Seafoods Corporation / Trinity Industries, Inc. / Tronox Limited / Tupperware Brands Corporation / Underwriters Laboratories / United Rentals, Inc. / Valmont Industries, Inc. / Vertex Pharmaceuticals Incorporated / Viad Corp / Vulcan Materials Company / Warner Chilcott (as of October 1, 2013, Actavis, Inc.) / The Wendy’s Company / Zebra Technologies Corporation

* Indicates a subsidiary

A-1

APPENDIX B
PNM RESOURCES, INC.
2014 PERFORMANCE EQUITY PLAN
SECTION 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, DURATION, GLOSSARY
1.1    Establishment; Impact on Prior Plans. PNM Resources, Inc., a New Mexico corporation, (the “Company”) hereby establishes the “PNM Resources, Inc. 2014 Performance Equity Plan” (the “Plan”). The Plan will supersede and replace the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, which was most recently amended and restated effective May 19, 2009 and was subsequently amended on three (3) occasions (the “2009 Plan”) and all other Prior Plans. The 2009 Plan and all other Prior Plans shall remain in effect until all awards granted under such plans have been exercised, forfeited or cancelled or have otherwise expired or terminated. No awards will be made pursuant to the 2009 Plan or any other Prior Plan on or after the Effective Date.
1.2    Purpose. The purpose of the Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by Employees and Nonemployee Directors, by providing additional incentives and motivation toward superior performance of the Company and by enabling the Company to attract and retain the services of Employees and Nonemployee Directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. To further these objectives, the Plan provides for the grant of Options, Restricted Stock Rights, Restricted Stock, Stock Grants, Stock Units, Performance Shares, Performance Units, Performance Cash and Stock Appreciation Rights. The Plan also permits the Committee, subject to the Committee Charter, to grant Awards that are intended to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. At the same time, the Plan permits the Committee, in the exercise of its discretion and subject to the Committee Charter, to make Awards that do not qualify for the “performance-based compensation” exception.
1.3    Effective Date. The Plan shall become effective as of the date it is approved by the Company’s shareholders at the Company’s 2014 Annual Meeting (the “Effective Date”).
1.4    Duration of Plan. The Plan shall remain in effect, subject to the Board’s right to amend or terminate the Plan pursuant to Section 15, until all Awards issued under the Plan expire, terminate, are exercised, or are paid in full in accordance with the provisions of the Plan and any Award Document. However, in no event may an Award be granted after the tenth (10th) anniversary of the Effective Date. Any Awards granted under the Plan prior to the tenth (10th) anniversary of the Effective Date shall continue in effect until they expire, terminate, are exercised or are paid in full in accordance with the terms of the Plan and the applicable Award Document.
1.5    Glossary. Defined terms used in the Plan are identified by the capitalization of the first letter of each word or the first letter of each substantive word in a phrase. The defined terms are set forth in the attached Glossary, which is incorporated into and made part of the Plan. Except where otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular will include the plural, and the plural will include the singular.
SECTION 2
ELIGIBILITY AND PARTICIPATION
2.1    Eligibility. Persons eligible to participate in the Plan include all Employees of an Employer and Nonemployee Directors.
2.2    Actual Participation. Subject to the provisions of the Plan and the Committee Charter, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. Before granting an Award to an Employee other than a Company Officer, the Committee shall consider the recommendation of the CEO.

SECTION 3
ADMINISTRATION
3.1    Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to: (i) interpret the Plan; (ii) prescribe, amend, and rescind rules and regulations relating to the Plan; (iii) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (iv) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall have the power and authority to make all other determinations which may be necessary or advisable for the administration of the Plan.
3.2    Awards. Except in the case of the Retainer Awards described in Section 9 and except as otherwise provided in the Committee Charter, the Committee shall have the authority, in its sole discretion, to determine: (i) the Participants who are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price, if any, and the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vi) the restrictions applicable to Awards; (vii) the form of each Award Document, which need not be the same for each Participant; (viii) the other terms and provisions of any Award, which need not be the same for each Participant, including, but not limited to, whether and to what extent, and in what circumstances an Award may be settled in cash, Stock, other Awards, or other property or whether an Award may be canceled, forfeited, exchanged or surrendered; and (ix) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate (provided that, except as provided in Section 15.3, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions applicable to any Performance-Based Awards).
3.3    Award Document. Each Award shall be evidenced by an Award Document that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine.
3.4    Delegation. As permitted by law and the rules of the NYSE or any other established securities market on which the Stock is traded, the Committee may delegate any authority granted to it pursuant to the Plan.
3.5    Decisions Binding. The Committee’s interpretation of the Plan or any Award Document and all decisions and determinations made by the Committee with respect to the Plan and any Award are final, binding and conclusive on all parties. All authority of the Committee (or the Board) with respect to Awards issued pursuant to the Plan shall continue after the term of the Plan so long as any Award remains outstanding.
3.6    Claims. Any claim relating to an Award granted under the Plan shall be submitted to the Committee or its designee. The Committee shall render a written decision and, if there is an adverse determination with respect to the claim, either in whole or in part, the decision will set forth the basis for the determination. If the Committee does not render a decision within one hundred and twenty (120) days, the claim shall be deemed denied.
SECTION 4
STOCK SUBJECT TO THE PLAN
4.1    Number. Subject to adjustment as provided in Section 4.3, the total number of shares of Stock reserved and available for grant under the Plan is 13,500,000, which number includes the number of shares of Stock that were authorized but unissued under the Prior Plans (4,712,626) as of December 31, 2013. The shares delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.
4.2    Share Counting; Lapsed Awards. The following rules shall apply solely for purposes of determining the total number of shares of Stock available for grant under the Plan:
(a)    The number of shares of Stock available for grant shall be reduced by five (5) shares of Stock for each share subject to Awards granted under the Plan other than Options or SARs, plus one (1) share of Stock for each share of Stock subject to Option or SAR Awards granted under the Plan, plus one (1) share for each share of Stock subject to Awards granted under any Prior Plan on or after December 31, 2013.
(b)    If any Award granted under the Plan, or any Award outstanding under any Prior Plan after December 31, 2013 terminates, expires, or lapses for any reason, the number of shares of Stock subject to such Award shall again be Stock available for the grant under the Plan (i.e., any prior charge against the authorized pool of shares shall be reversed). For this purpose, each share of Stock subject to Awards granted under this Plan other than Options or SARs shall be counted as five (5) shares of Stock, each share of Stock subject to Option or SAR Awards granted under this Plan shall be counted as one (1) share of Stock, and each share of Stock subject to Awards granted under any Prior Plan shall be counted as one (1) share of Stock.
(c)    If an Award is settled in cash (which means that Stock is not delivered in connection with the Award), the shares of Stock used to measure the value of the Award, if any, shall not reduce the number of shares of Stock available for grant under the Plan.
(d)    The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) shall reduce the number of shares of Stock available for grant by the entire number of shares of Stock subject to the SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
(e)    Dividend equivalents paid in Stock shall reduce the number of shares of Stock available for grant by the number of shares of Stock used to satisfy such dividend equivalent.
(f)    Shares of Stock tendered or withheld to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award shall not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option shall not increase or replenish the number of shares available for grant under the Plan.
(g)    If the provisions of this Section 4.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 4.2 but only to this extent that this Section 4.2 applies to Incentive Stock Options.
(h)    The Committee may adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.
4.3    Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make an adjustment in: (i) the number and class of shares of Stock which may be delivered under the Plan; (ii) the number of shares of Stock set forth in Sections 4.1, 4.4, 4.5 and any other similar numeric limit expressed in the Plan; and (iii) the number and class of and or price of shares subject to each outstanding Award. Notwithstanding anything in the Plan to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 4.3 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
4.4    Annual Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 4.3, the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Awards shall be five hundred thousand (500,000) or the equivalent cash value.
4.5    Annual Limitation on Number of Shares Subject to Retainer Awards. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 4.3, the maximum number of shares of Stock that may be granted to any one Participant who is a Nonemployee Director during any one calendar year with respect to one or more Retainer Awards shall be fifteen thousand (15,000) or the equivalent cash value.
4.6    Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Document or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 4.3 or the issuance of substitute awards as provided in Section 14, the total number of shares of Stock subject to any affected Award shall always be a whole number of shares, determined in accordance with the policies and procedures adopted by the Company from time from time.

SECTION 5
STOCK OPTIONS
5.1    Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant either Non-Qualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Participant. No Options may be granted later than ten (10) years from the Effective Date.
5.2    Exercise Price; No Repricing. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s shareholders, an Option may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 4.3.
5.3    Duration of Options. Each Option shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all Options shall lapse and no longer be exercisable no later than ten (10) years from the Grant Date.
5.4    Exercisability of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. The granting of an Option will impose no obligation upon the Participant to exercise such Option.
5.5    Payment. As determined by the Committee, the exercise price of the shares of Stock subject to the exercise of an Option shall be paid in full: (i) in cash; (ii) in previously-acquired Stock (through actual tender or by attestation) held for more than six (6) months, valued at its Fair Market Value on the date of exercise; (iii) by any net-issuance arrangement (including, in the case of a Non-Qualified Stock Option, any broker-assisted “cashless” exercise arrangement); or (iv) by a combination thereof. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month holding period in the event the exercise price of an Option is paid through the tendering of shares.
5.6    Evidence of Ownership. Within an administratively reasonable period of time after the exercise of an Option, the payment of the full exercise price and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Company shall cause the appropriate number of shares of Stock to be issued to the Participant (which issuance may be evidenced by a book entry credit on the books of the Company or a duly authorized transfer agent of the Company). A Participant shall have none of the rights of a shareholder with respect to an Option until the shares of Stock subject to the exercise of the Option are issued to the Participant. No adjustment will be made for dividends or other rights for which the record date is prior to the date shares of Stock are issued to the Participant.
5.7    Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.
5.8    Incentive Stock Options. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Section 5:
(a)    Incentive Stock Options shall be granted only to Participants who are Employees.
(b)    The exercise price per share shall not be less than the Fair Market Value of one share of Stock on the Grant Date.
(c)    In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.
(d)    An Incentive Stock Option shall lapse in the following circumstances:
(i)    The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is specified in the Award Document.

(ii)    The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Document.
(iii)    Unless otherwise provided in the Award Document, if the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled expiration date of the Option; or (b) twelve (12) months after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(e)    The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000) or such other limitation as may be imposed by Section 422(d) of the Code, as it may be amended or replaced from to time. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(f)    An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.
(g)    No Award of an Incentive Stock Option may be made pursuant to the Plan after the tenth (10th) anniversary of the Effective Date, unless the Company’s shareholders vote to approve an extension of the Plan.
(h)    Except as provided in Section 5.8(d)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(i)    The maximum aggregate number of shares of Stock available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in Section 4.1 and the maximum aggregate number of shares of Stock that may be subject to Incentive Stock Option Awards granted in any one calendar year to any one Participant is the same numeric limit set forth in Section 4.4.
SECTION 6
RESTRICTED STOCK RIGHTS, RESTRICTED STOCK, STOCK GRANTS, AND STOCK UNITS
6.1    Grant of Restricted Stock Rights and Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.
6.2    Restricted Stock Rights.
(a)    Voting Rights. During the Restricted Period, Participants holding Restricted Stock Rights shall have no voting rights with respect to the shares subject to such Restricted Stock Rights. Voting rights will be available only after the issuance of shares pursuant to the Plan.
(b)    Dividend Equivalents and Other Distributions. In the Award Document for any Restricted Stock Rights Award, the Committee may also grant the Participant dividend equivalents and other distribution rights. Any dividend equivalents or other distributions to which a Participant may be entitled pursuant to this Section 6.2(b) shall be payable in accordance with the related Award Document, which shall comply with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents or other distributions. In no event may a dividend equivalent awarded in connection with a Restricted Stock Right that vests based on the achievement of Performance Goals be paid unless and until such Restricted Stock Right Award vests or is earned by satisfaction of the applicable Performance Goals.

(c)    Form and Timing of Payment. Payment for any vested Restricted Stock Rights Award issued pursuant to this Section shall be made in one lump sum payment of shares of Stock. As a general rule, the shares payable under any Restricted Stock Rights Award will be issued to the Participant within ninety (90) days following the date on which the Restricted Stock Rights vest. Unless the related Award Document is structured to qualify for an exception to the requirements of Section 409A of the Code, such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4). Restricted Stock Rights that vest upon a Participant’s Termination of Employment for the reasons described in Section 11.1 shall be payable at the times described in Section 11.1.
6.3    Grant of Restricted Stock.
(a)    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award.
(b)    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Restricted Stock Award, upon Termination of Employment during the applicable Restricted Period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided however, that the Committee may provide in any Restricted Stock Award Document that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
(c)    Evidence of Ownership for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
6.4    Stock Grant Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Grant Awards to such Participants and in such amounts as it shall determine. A Stock Grant Award grants a Participant the right to receive (or purchase at a price determined by the Committee) Stock free of any vesting restrictions. All Stock Grant Awards shall be evidenced by an Award Document that shall specify the number of shares granted and such other provisions as the Committee shall determine. The purchase price, if any, for a Stock Grant Award shall be payable in cash or in any other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a Participant.
6.5    Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to such Participants and in such amounts as it shall determine. A Stock Unit Award grants a Participant the right to receive shares, or a cash payment equal to the Fair Market Value of a designated number of shares in the future, free of any vesting restrictions. All Stock Unit Awards shall be evidenced by an Award Document that shall specify the number of shares to which the Award relates, whether the Award will be paid in shares, or cash, and such other provisions as the Committee shall determine. A Stock Unit Award may be granted in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a Participant.
SECTION 7
PERFORMANCE SHARE, PERFORMANCE UNIT
AND PERFORMANCE CASH AWARDS
7.1    Grant of Performance Shares or Performance Units. Subject to the provisions of the Plan, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. Except as provided in Section 10 with respect to Performance Shares or Performance Units that are intended to qualify as Performance-Based Awards, the Committee shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant.

In the Award Document for any Performance Share or Performance Unit Award, the Committee may also grant the Participant dividend equivalents. Any dividend equivalents to which a Participant may be entitled pursuant to this Section 7.1 shall be payable in accordance with the related Award Document, which shall comply with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents. In no event may a dividend equivalent awarded in connection with any Performance Share or Performance Unit Award be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals.
7.2    Performance Cash Awards. Performance Cash Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee. A Performance Cash Award will grant a Participant the right to receive an amount of cash depending on the satisfaction of any one or more goals (including Performance Goals) during a particular period (including a Performance Period), as determined by the Committee. Except as provided in Section 10 with respect to a Performance Cash Award that is intended to qualify as a Performance-Based Award, the Committee shall have complete discretion to determine the amount of any Performance Cash Award granted to a Participant.
7.3    Performance Criteria and Value of Awards. The Committee may impose conditions and/or restrictions on each Performance Share, Performance Unit, or Performance Cash Award, including, without limitation, restrictions based upon the achievement of specific Performance Goals. The achievement of the Performance Goals for a particular period (including a Performance Period) will determine the ultimate value of the Performance Share, Performance Unit, or Performance Cash Award.
The Performance Goal or Goals applicable to any Performance Share, Performance Unit, or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Document. The Performance Criteria applicable to any Performance Share, Performance Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 10 shall be limited to the Performance Criteria specifically listed in the Glossary. The Performance Criteria applicable to any other Performance Share, Performance Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Document.
7.4    Form and Timing of Payment. Payment for vested Performance Shares shall be made in Stock. Payment for vested Performance Units shall be made in cash, Stock or a combination thereof as determined by the Committee. All payments for Performance Shares and Performance Units shall be made in a lump sum. As a general rule, payment for vested Performance Shares or Performance Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends. Performance Shares and Performance Units that vest upon a Participant’s Termination of Employment for the reasons described in Section 11.1 shall be payable at the times described in Section 11.1. Payment for vested Performance Cash Awards will be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Cash Award ends. Performance Cash Awards that vest upon a Participant’s Termination of Employment for the reasons described in Section 11.1 shall be payable at the times described in Section 11.1.
SECTION 8
STOCK APPRECIATION RIGHTS
8.1    Grant of Stock Appreciation Rights. Subject to the provisions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. Alternatively, SARs may be granted independently of Options. The Committee shall have complete discretion in determining the number of shares of Stock subject to a SAR. No SAR may be granted later than ten (10) years from the Effective Date.
8.2    Duration of SARs. Each SAR shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.
8.3    Exercisability of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.
8.4    Payment; No Repricing. Upon exercise of the SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying: (i) the difference, if any, between the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of a share of Stock on the Grant Date (or such higher amount determined by the Committee);

by (ii) the number of shares of Stock with respect to which the SAR is exercised. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s shareholders, a SAR may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 4.3.
8.5    Form and Timing of Payment. Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Document for such SARs.
8.6    Evidence of Ownership. Within an administratively reasonable period of time after the exercise of the SAR, the payment of the full exercise price (if any) and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Company shall cause the appropriate number of shares of Stock to be issued to the Participant (which issuance may be evidenced by a book entry credit on the books of the Company or a duly authorized transfer agent of the Company). A Participant shall have none of the rights of a shareholder with respect a SAR until the shares of Stock subject to the exercise of the SAR are issued to the Participant. No adjustment will be made for dividends or other rights for which the record date is prior to the date shares of Stock are issued to the Participant.
8.7    Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.
SECTION 9
NONEMPLOYEE DIRECTOR RETAINER GRANTS
9.1    Payment of Retainer. The Retainer is payable in cash or Awards, as determined by the Board in the exercise of its discretion. The Board’s determination of the combination of cash and Awards payable to each Nonemployee Director need not be uniform.
9.2    Grant Date. Unless the Board determines otherwise, the Grant Date for Retainer Awards to Nonemployee Directors shall be each Annual Meeting Date.
9.3    Term of Awards. Subject to the limitations set forth in the Plan, Awards granted to Nonemployee Directors shall be subject to such terms and conditions as set forth in each Award Document as determined by the Board in its sole discretion.
9.4    Termination of Service.
(a)    Nonvested Awards. If a Nonemployee Director holds any nonvested Awards upon his or her Termination of Service as a Nonemployee Director due to death, Disability, Retirement, or Change in Control, all such nonvested Awards shall become one hundred percent (100%) vested. Upon a Nonemployee Director’s Termination of Service as a Nonemployee Director for any reason other than death, Disability, Retirement, or Change in Control, all nonvested Awards shall be canceled.
(b)    Vested Awards. If a Nonemployee Director holds any vested Awards upon a Termination of Service as a Nonemployee Director for any reason other than for Cause, the vested Award shall be exercisable on or before the earlier of: (i) one (1) year following the Termination of Service, or (ii) the tenth (10th) anniversary date of the Grant Date of the Award. Upon a Nonemployee Director’s Termination of Service for Cause, all vested Awards shall be canceled.
9.5    Maximum Award Payable. In accordance with Section 4.5, but subject to adjustment as provided in Section 4.3, the maximum number of shares subject to a Retainer Award payable in Stock is the same numeric limit set forth in Section 4.5.
9.6    Deferral Permitted. The Award Document for any Retainer Award payable in shares of Stock may allow the Nonemployee Director to defer receipt of any compensation attributable to the Award pursuant to terms and conditions established by the Board from time to time. Any Retainer Award deferred pursuant to this Section 9.6 shall be deferred in accordance with the requirements of Section 409A of the Code.

SECTION 10
PERFORMANCE-BASED AWARDS
10.1    Purpose. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to $1,000,000 per year. “Performance-based compensation” that meets the requirements set forth in Section 162(m) of the Code is not subject to this limitation. The purpose of this Section 10 is to enable the Committee to qualify some or all of the Awards granted to Covered Employees pursuant to Sections 6 and 7 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Document or otherwise that the Award is intended to be a Performance-Based Award. Unless the Award Document evidencing an Award to a Covered Employee specifically indicates that the Award is not intended to be a Performance-Based Award, the Award will be considered to be a Performance-Based Award and will be subject to all of the requirements of this Section 10.
10.2    Applicability. This Section 10 shall apply only to Performance-Based Awards. If this Section 10 applies, its provisions control over any contrary provision contained in any other section of the Plan or any Award Document. The provisions of this Section 10 and any Award Document for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code. If any provision of the Plan or any Award Document for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
10.3    Committee Discretion with Respect to Performance-Based Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company, an Affiliate, a subsidiary or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.
10.4    Establishment of Performance Goals. A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied:
(a)    The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;
(b)    The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after twenty five percent (25%) of the Performance Period for such Award has elapsed;
(c)    A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;
(d)    The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and
(e)    Except as provided in the Award Document for a Performance-Based Award that is to be settled in cash rather than Stock, the objective formula or standard must preclude the discretion to change the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal. In the Award Document for any Performance-Based Award that is to be settled in cash rather than Stock, the objective formula or standard may reserve the discretion to reduce (but not increase) the amount of compensation that would otherwise be due upon attainment of the Performance Goal.
10.5    Performance Evaluation; Adjustment of Goals. At the time that a Performance-Based Award is first issued, the Committee, in the Award Document or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate:
(a)    Judgments entered or settlements reached in litigation or other regulatory proceedings;
(b)    The write down or sale of assets;
(c)    The impact of discontinued operations, any reorganization, liquidation, or restructuring;
(d)    The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;
(e)    Extraordinary, non-recurring, or other items that are not indicative of on-going operations;
(f)    The impact of any mergers, acquisitions, spin-offs or other divestitures; and
(g)    Foreign exchange gains and losses.
The inclusion or exclusion of these items shall be addressed in the Award Document in a manner that satisfies the requirements of Section 162(m) of the Code. In the Award Document, the Committee also may include or exclude other items in the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
10.6    Adjustment of Performance-Based Awards. Except as otherwise provided in the Award Document for a Performance-Based Award that is to be settled in cash rather than Stock, the Committee may not make any adjustment or take any other action that will change the amount payable pursuant to the Award. In the Award Document for any Performance-Based Award that is to be settled in cash rather than Stock, the Committee may retain the power to adjust Performance-Based Awards downward or to otherwise reduce the amount payable pursuant to the Award.
10.7    Continued Employment Required. Unless otherwise provided in this Plan document or the relevant Award Document, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.
10.8    Certification By Committee. The payment for a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.
10.9    Maximum Award Payable. In accordance with Section 4.4, but subject to adjustment as provided in Section 4.3: (i) the maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant during any one calendar year is five hundred thousand (500,000) shares of Stock or the equivalent cash value; and (ii) the maximum Performance Cash Award payable to any one Participant during any one calendar year is five hundred thousand (500,000) times the Fair Market Value of a share of Stock on the first day of such calendar year.
10.10    Miscellaneous. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

SECTION 11
TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL
11.1    Termination of Employee’s Employment Due to Death, Disability, Retirement, Impaction or Qualifying Change in Control Termination.
(a)    Nonvested Awards.
(i)    Options and SARs. If a Participant holds any nonvested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction, or a Qualifying Change in Control Termination, all such nonvested Options or SARs shall become one hundred percent (100%) vested. Such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) years following the Termination of Employment; or (2) the tenth (10th) anniversary date of the Grant Date for the Options or SARs.
(ii)    Incentive Stock Options. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).
(iii)    Restricted Stock Rights. If a Participant holds any nonvested Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such nonvested Restricted Stock Rights shall vest and become payable as follows:
(1)    Restricted Stock Rights Subject To Restrictions Based On Meeting Service Requirements. If the Restricted Stock Rights are subject to restrictions based on meeting certain service requirements, the Restricted Stock Rights shall become one hundred percent (100%) vested upon the Participant’s Separation from Service. The shares of Stock payable pursuant to such Award will be issued to the Participant within ninety (90) days following the date of the Participant’s Separation from Service. Such payment is intended to be made upon the Participant’s Separation from Service pursuant to Treas. Reg. § 1.409A‑3(a)(1). Accordingly, if the Participant is a Specified Employee on the date on which any Restricted Stock Rights become payable pursuant to this Section 11.1(a)(iii)(1), the six (6) month delay described in Section 18.3 shall apply.
(2)    Restricted Stock Rights Subject To Restrictions Based On Meeting Performance Requirements. If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, a pro rata portion of the Restricted Stock Rights Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Document. The payment to which the Participant is entitled for the pro rata portion of the vested Restricted Stock Rights Award shall be based on the number of full months included in the Performance Period as of the date of the Participant’s Separation from Service compared to the number of full months included in the Performance Period. The Participant’s pro rata portion of the shares of Stock payable pursuant to such Restricted Stock Rights Award will be issued to the Participant within ninety (90) days following the termination of the Performance Period described therein. Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).
(3)    Restricted Stock Rights Subject to Restrictions Based on Meeting Performance Requirements and Service Requirements. Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights. If the Participant’s Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant’s Restricted Stock Rights shall vest and become payable as described in Section 11.1(a)(iii)(2). If such Separation from Service occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant’s Restricted Stock Rights shall vest and become payable as described in Section 11.1(a)(iii)(1).
(iv)    Performance Shares and Performance Units. If a Participant holds any nonvested Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such nonvested Performance Shares or Performance Units shall vest and become payable as follows:

(1)    Performance Shares and Performance Units Subject to Restrictions Based On Meeting Service Requirements. If the restriction is based on meeting certain service requirements, the Performance Shares or Performance Units shall become one hundred percent (100%) vested at Termination of Employment. Payment for such vested Performance Shares or Performance Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.
(2)    Performance Shares and Performance Units Subject To Restrictions Based On Meeting Performance Requirements. If the restriction is based on meeting certain Performance Goals, a pro rata portion of such Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Document. The payment to which the Participant is entitled for the pro rata portion of the vested Performance Share or Performance Unit Award shall be based on the number of full months included in the Performance Period as of the date of the Participant’s Termination of Employment compared to the number of full months included in the Performance Period. Such payment shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.
(v)    Restricted Stock and Performance Cash Awards. If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, the vesting of the Restricted Stock or Performance Cash Awards upon such Termination of Employment shall be determined in accordance with the terms of the Award Document for such Awards.
(b)    Vested Awards.
(i)    Options and SARs. If a Participant holds any vested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) years following the Termination of Employment; or (2) the tenth (10th) anniversary date of the Grant Date of the Options or SARs.
(ii)    Incentive Stock Options. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).
(iii)    Restricted Stock Rights. If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such Restricted Stock Rights will be payable in accordance with the provisions of Section 6.2.
(iv)    Performance Shares and Performance Units. If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 7.4.
(v)    Restricted Stock and Performance Cash Awards. If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Document for such Awards.
11.2    Voluntary Termination or Involuntary Termination of Employment For Reasons Other Than Impaction or Cause.
(a)    Nonvested Awards. If a Participant holds any nonvested Option, SAR, Restricted Stock Right, Performance Share or Performance Unit Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, all such nonvested Awards shall be canceled and the Participant shall forfeit such Awards. If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment described in the preceding sentence, the cancellation, forfeiture, vesting or payment of such Awards shall be determined in accordance with the terms of the Award Document for such Awards.

(b)    Vested Awards.
(i)    Options and SARs. If a Participant holds any vested Options or SARs upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) months following the termination date; or (2) the tenth (10th) anniversary of the Grant Date of the Options or SARs.
(ii)    Incentive Stock Options. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).
(iii)    Restricted Stock Rights. If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a voluntary or involuntary Separation from Service for reasons other than Impaction or Cause, such Restricted Stock Rights will be payable in accordance with the provisions of Section 6.2.
(iv)    Performance Shares and Performance Units. If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 7.4.
(v)    Restricted Stock and Performance Cash Awards. If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Document for such Award.
(c)    Change in Control. The provisions of this Section apply fully to any Termination of Employment following a Change in Control if the Termination of Employment is not a Qualifying Change in Control Termination.
11.3    Termination of Employment for Cause. If a Participant holds any Awards, whether vested or nonvested, all Awards shall terminate immediately and shall be forfeited upon a Termination of Employment for Cause.
11.4    Disposition of Vested Awards Upon Death. If a Participant dies without having fully exercised his or her vested Awards, the estate or beneficiary, if such designation was made for purposes of the Plan, shall have the right to exercise the Awards pursuant to the terms and conditions contained herein.
11.5    Certain Change in Control Transactions.
(a)    Applicability. The provisions of this Section 11.5 shall apply to an Award only if, before or immediately upon the occurrence of an event that would constitute a Change in Control, the Board, as constituted prior to the Change in Control, reasonably concludes, in good faith, that the value of the Award or the Participant’s opportunity for future appreciation in respect of the Award will be materially impaired following the closing of the transaction that will result in the Change in Control. If this Section applies, the following provisions will supersede the provisions of Sections 11.1 and 11.2:
(i)    Options and SARs. Any and all Options and SARs shall become exercisable immediately prior to (but contingent upon) the closing of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow the Participants to immediately exercise such Options or SARs so that any Stock issued upon such exercise shall be able to participate in the transaction that results in the Change in Control.
(ii)    Restricted Stock Rights. Any restrictions based on meeting certain service requirements imposed on Restricted Stock Rights shall lapse and such Restricted Stock Rights shall become one hundred percent (100%) vested immediately prior to (but contingent upon) the closing of the transaction that will result in the Change in Control. If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, the restrictions imposed on the portion of the Restricted Stock Rights that have been “earned” (as determined in accordance with clause (vi), below) shall lapse and shall become one hundred percent (100%) vested immediately prior to (but contingent upon) the closing of the transaction that will result in the Change in Control. The portion that is not earned will be forfeited. Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights. If the Change in

Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant will vest in the earned portion of the Restricted Stock Rights (as determined in accordance with clause (vi), below), and the unearned portion will be forfeited. If the Change in Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant shall vest in one hundred percent (100%) of such Restricted Stock Rights as described above. In any event, the vested Restricted Stock Rights shall become immediately payable and shall be paid in Stock. All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Rights to participate in the transaction that results in the Change in Control.
(iii)    Performance Shares and Performance Unit Payable in Stock. Any restrictions based on meeting certain service requirements imposed on Awards of Performance Shares or Performance Units that are payable in Stock shall immediately vest and such Performance Shares or Performance Units shall become one hundred percent (100%) vested immediately prior to (but contingent upon) the closing of the transaction that will result in the Change in Control. If the Performance Shares or Performance Units are subject to restrictions based on meeting certain performance requirements, the restrictions imposed on the earned portion of the Performance Shares or Performance Units (as determined in accordance with clause (vi), below) shall lapse and the earned portion of the Performance Shares or Performance Units shall become one hundred percent (100%) vested immediately prior to (but contingent upon) the closing of the transaction that results in the Change in Control. The portion that is not earned will be forfeited. Certain Performance Shares or Performance Units granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Performance Shares or Performance Units payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Performance Shares or Performance Units. If the Change in Control occurs during the period of time during which the Performance Shares or Performance Units are subject to restrictions based on meeting performance requirements, the Participant will vest in the earned portion of the Performance Shares or Performance Units (as determined in accordance with clause (vi) below), and the unearned portion will be forfeited. If the Change in Control occurs during the period of time during which the Performance Shares or Performance Units are subject to restrictions based on meeting service requirements, the Participant shall vest in one hundred percent (100%) of such Performance Shares or Performance Units as described above. All Stock payable in connection with such Awards shall be issued immediately prior to (but contingent upon) the closing of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that results in the Change in Control.
(iv)    Performance Units Payable in Cash. Any Awards of Performance Units that are payable in cash shall become one hundred percent (100%) vested immediately. The Participant then shall receive a cash payment equal to the Fair Market Value of the specified number of shares of Stock payable pursuant to the earned portion of the Award (as determined in accordance with clause (vi) below). The cash payment then will be made within ten days following the closing of the transaction that results in the Change in Control.
(v)    Restricted Stock and Performance Cash Awards. The vesting and payment of any Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Document for such Awards.
(vi)    Determining the “Earned” Portion of Performance Based Restricted Stock Rights, Performance Shares or Performance Units. The “earned” portion of any Restricted Stock Rights, Performance Shares or Performance Units Award that is subject to restrictions based on meeting certain performance requirements shall equal the number of shares of Stock that would have been earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least thirty (30) days prior to the closing of the transaction that will result in the Change in Control is reasonably ascertainable and such performance exceeds the target level of performance, the Participant shall receive the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis. For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, twenty-five percent (25%) of the Award will be earned at the attained level and the remaining seventy-five percent (75%) will be earned at the target level.
(vii)    Section 409A Override. With respect to an Award that the Company concludes is subject to Section 409A of the Code, a Change in Control may not result in the acceleration of the timing of any payment unless the transaction that results in the Change in Control also constitutes a “change of control event” as such term is used in Treas. Reg. § 1.409A‑3(i)(5). Such transaction shall be considered to be a Change in Control for all other purposes of such an Award, however, unless prohibited by regulations issued pursuant to Section 409A. For example, such transaction will result in the lapse of any time based or other restrictions on a Restricted Stock Right Award. If due to the above provisions the payment of an Award may not be accelerated, the Board, prior to the Change in Control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant’s opportunity for future appreciation in respect of such Award.
11.6    Discretion of Committee. Notwithstanding the above, in the Award Document the Committee may alter the vesting, exercise and payment provisions described in this Section 11 for all or any portion of an Award granted under the Plan, provided that the Committee will not take any action pursuant to this Section 11.6 that will cause payment of any Award to violate the provisions of Section 409A of the Code.
11.7    Transfer to Affiliate.
(a)    Transfer of Employer to Affiliate. If a Participant is employed by an Employer and ownership of the Employer is transferred to an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 19.4.
(b)    Transfer of Participant to Non-Adopting Affiliate. If a Participant leaves the employ of an Employer to become employed by an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 19.4.
11.8    Participant Consent Not Required. Nothing in this Section 11 or any other provision of the Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of the Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 11 or any other provision of the Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Committee pursuant to Section 11.6.
SECTION 12
NON-TRANSFERABILITY
12.1    General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Committee and except as provided in Section 12.2, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.
12.2    Beneficiaries. Notwithstanding Section 12.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 5.8(d)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Document applicable to the Participant, except to the extent the Plan and Award Document otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
SECTION 13
EMPLOYER DISCRETION, EVIDENCE OF OWNERSHIP, CLAWBACK
13.1    Employment. Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Employer.
13.2    Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

13.3    No Rights To Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
13.4    Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. If Stock certificates are issued in connection with an Award, the Committee may place legends on any such certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
13.5    Clawback. Notwithstanding any provision of the Plan to the contrary, in an Award Document the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award Document, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Document as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.
SECTION 14
SUBSTITUTION OF AWARDS
Any Award may be granted under the Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee of an Employer or a Nonemployee Director as the result of a merger, consolidation or reorganization of the corporation with an Employer, or the acquisition by an Employer of the assets of the corporation, or the acquisition by an Employer of stock of the corporation as the result of which such corporation becomes a subsidiary of an Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. Any Awards made pursuant to this Section 14 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
SECTION 15
AMENDMENT, MODIFICATION, AND TERMINATION
15.1    Amendment, Modification and Termination. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the Company’s shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 4.3, neither the Board, the CEO nor the Committee may, without the approval of the Company’s shareholders: (i) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (ii) increase the numeric limits expressed in Sections 4.1, 4.4, 4.5, 9.5 and 10.9; (iii) grant Options or SARs with an exercise price that is below Fair Market Value on the Grant Date; (iv) reprice previously granted Options or SARs or take any other action relative to an Option or SAR that would be treated as a repricing under the rules of the NYSE (or any national securities exchange on which the Stock may then be traded); (v) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price for the original Option or SAR; (vi) extend the exercise period for an Option or SAR beyond ten (10) years from the Grant Date; (vii) expand the types of Awards available for grant under the Plan; or (viii) expand the class of individuals eligible to participate in the Plan.

15.2    Awards Previously Granted. Except as provided in the next sentence, no amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (i) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Sections 162(m) or 409A of the Code); (ii) does not adversely affect in any material way the rights of the holder; or (iii) is made pursuant to an adjustment as provided in Section 4.3. Furthermore, notwithstanding any provision of the Plan to the contrary, the Committee may, in exceptional circumstances, amend an Award previously granted.
15.3    Performance-Based Awards. Except in the event of a Change in Control, the Committee shall not have the authority to amend an Award Document to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards. In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Code.
SECTION 16
TAX WITHHOLDING
16.1    Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.
16.2    Form of Payment. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by: (i) using already owned shares that have been held by the Participant for at least six (6) months or longer (which holding period may be waived in accordance with Section 5.5); (ii) a broker-assisted “cashless” transaction; (iii) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code) to satisfy the required minimum statutory withholding amount; or (iv) personal check or other cash equivalent acceptable to the Company.
SECTION 17
INDEMNIFICATION
Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.
SECTION 18
REQUIREMENTS OF LAW
18.1    Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
18.2    Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of New Mexico. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

18.3    Section 409A of the Code.
(a)    General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards, Performance Unit Awards, Performance Cash Awards, and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Document and the Plan will comply with and meet the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Document shall include such provisions, in addition to the provisions of the Plan, as the Company believes are necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code shall be administered in compliance with Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of the Plan or any Award Document to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Document, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.
(b)    Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.
(c)    Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
18.4    Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
18.5    Other Restrictions. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.
SECTION 19
GENERAL PROVISIONS
19.1    Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the claims of the general creditors of the Company.

19.2    No Shareholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
19.3    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
19.4    Adoption by Affiliates. Public Service Company of New Mexico, Texas-New Mexico Power Company, and PNMR Services Company, all of which are Affiliates of the Company, shall be deemed to have adopted this Plan for the benefit of their Employees. Any other Affiliate that did not adopt a Prior Plan, by action of its board of directors, may adopt the Plan with respect to its Employees only with the approval of the Board.
(a)    Except as otherwise clearly indicated by the context, “Company” as used herein shall include each Affiliate that has adopted the Plan in accordance with this Section 19.4.
(b)    By adopting the Plan, each participating Affiliate shall be deemed to have agreed to:
(i)    Assume the obligations and liabilities imposed upon it by the Plan with respect to the its Employees;
(ii)    Comply with all of the terms and provisions of the Plan;
(iii)    Delegate to the Committee the power and responsibility to administer the Plan with respect to the Affiliate’s Employees;
(iv)    Delegate to PNM Resources the full power to amend or terminate the Plan with respect to the Affiliate’s Employees; and
(v)    Be bound by any action taken by PNM Resources pursuant to the terms and provisions of the Plan, regardless of whether such action is taken with or without the consent of the Affiliate.
(c)    Any Affiliate that has adopted the Plan for the benefit of its Employees may terminate its adoption of the Plan by action of its board of directors and timely providing notice to PNM Resources of such termination.
(d)    The Company and each participating Affiliate shall bear the costs and expenses of providing benefits to their respective Employees who are Participants. Such costs and expenses shall be allocated among PNM Resources’ Affiliates in accordance with agreements entered into between PNM Resources and any participating Affiliate, or in the absence of such an agreement, procedures adopted by PNM Resources.
PNM RESOURCES, INC.

_______________________________        By:_______________________________
Dated     Patrick V. Apodaca
Senior Vice President,
General Counsel and Secretary

GLOSSARY
(a)    “2009 Plan” means the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, as amended.
(b)    “Affiliate” means: (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treas. Reg. § 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2.
(c)    “Annual Meeting” or “Annual Meeting Date” means the dates established for the annual meetings of the Company’s shareholders pursuant to the Company’s Bylaws.
(d)    “Award” means any Option, Restricted Stock Right, Restricted Stock, Stock Grant, Stock Unit, Performance Share, Performance Unit, Performance Cash, or Stock Appreciation Right granted pursuant to the Plan.
(e)    “Award Document” means any written agreement (including an award agreement), contract, program, acknowledgement, award letter, or other instrument or document, including any electronic agreement, evidencing an Award.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cause” means, for purposes of termination of a Participant’s employment:
(i)    The willful and continued failure of a Participant to substantially perform his or her duties with the Company or any Affiliate after written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties;
(ii)    The willful failure to report to work for more than thirty (30) days; or
(iii)    The willful engagement by the Participant in conduct which is demonstrably and materially injurious to the Company or any Affiliate, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company or any Affiliate, conviction of a felony, or conviction of a misdemeanor involving immoral acts.
Cause shall not be deemed to exist on the basis of paragraph (g)(i) or (g)(ii) if the failure results from such Participant’s incapacity due to verifiable physical or Mental Illness substantiated by appropriate medical evidence. For this purpose, “Mental Illness” means any disorder, other than a disorder induced by alcohol or drug abuse, which impairs the behavior, emotional reaction or thought process of a person. An act, or failure to act, by a Participant shall not be deemed “willful” if done or omitted to be done by the Participant in good faith and with a reasonable belief that his or her action was in the best interests of the Company and its Affiliates.
In the case of a Nonemployee Director, “Cause” means: (i) the willful and continued failure of a Nonemployee Director to substantially perform his or her duties as a Board member; or (ii) the willful engagement by the Nonemployee Director in conduct which is demonstrably and materially injurious to the Company or any Affiliate, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company or any Affiliate, conviction of a felony, or conviction of a misdemeanor involving immoral acts.
(h)    “CEO” means the Chief Executive Officer of the Company.
(i)    “Change in Control” means any of the following:
(i)    Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act becoming directly or indirectly the “beneficial owner” as defined in Rule 13d‑3 under the Exchange Act, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless such person is, or shall be, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly, by the Company’s shareholders in substantially the same proportion as their ownership of stock of the Company;
(ii)    During any period of two (2) consecutive years, excluding any period prior to the Effective Date of the Plan, the following individuals ceasing, for any reason, to constitute a majority of the Board:
(1)    directors who were directors at the beginning of such period; and
(2)    any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, such new directors being referred to as “Approved New Directors.” For purposes of determining whether a Change in Control has occurred pursuant to this paragraph (i)(ii)(2), a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i)(i), (i)(iii) or (i)(iv) shall not be considered to be an “Approved New Director.”
(iii)    The shareholders of the Company approving a merger or consolidation of the Company with another company, corporation or subsidiary that is not affiliated with the Company immediately before the Change in Control; provided, however, that if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the merger or consolidation will be disregarded; or
(iv)    The adoption of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred until: (1) any required regulatory approval, including any final non-appealable regulatory order, has been obtained and (2) the transaction that would otherwise be considered a Change in Control closes. The Award Document for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of the term “Change in Control” that will apply for purposes of that Award Document and that complies with the requirements of Section 409A of the Code.
(j)    “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
(k)    “Committee” means the Compensation and Human Resources Committee or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two (2) members of the Board. Each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions for exemption of the Awards under the Plan from Section 16(b) of the Exchange Act; (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder; and (iii) an “independent director” as defined in the NYSE Listing Standards, as each such rule or regulation is in effect from time to time.
(l)    “Committee Charter” means the Compensation and Human Resources Committee Charter as it may be amended from time to time.
(m)    “Company” means PNM Resources, Inc., a New Mexico corporation.
(n)    “Company Officer” means an Employee who is an officer of the Company and who is in salary grade H18 or higher.
(o)    “Constructive Termination” shall have the meaning ascribed to it in the PNM Resources, Inc. Officer Retention Plan or Employee Retention Plan, as applicable. In the case of a Participant who is a participant in the PNM Resources, Inc. Officer Retention Plan, “Constructive Termination” shall have the meaning ascribed to it in the PNM Resources, Inc. Officer Retention Plan, as it may be amended from time to time.  In the case of all other Participants, “Constructive Termination” shall have the meaning ascribed to it in the PNM Resources, Inc. Employee Retention Plan, as it may be amended from time to time.

(p)    “Covered Employee” means an employee who is, or could be, a “covered employee” as defined by Section 162(m) of the Code.
(q)    “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. Any determination of Disability pursuant to the Plan is not an admission by the Company or an Affiliate that a Participant is disabled under federal or state law.
In the case of an Incentive Stock Option, Disability shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
(r)    “Effective Date” means the date on which the Company’s shareholders approve the Plan as described in Section 1.3.
(s)    “Employee” means an individual who is classified by an Employer as a common law employee (or who would be considered a common law employee if such person was not on an authorized leave of absence). Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be considered an Employee under the Plan only if such individual has been so classified by an Employer for purposes of the Plan. Examples of individuals who will not be considered to be Employees of an Employer include: (i) consultants; (ii) leased employees as defined in Section 414(n) of the Code; (iii) individuals providing services to an Employer pursuant to a contract with a third-party; (iv) independent contractors; (v) employees of independent contractors; (vi) interns; and (vii) co-op employees.
(t)    “Employer” means the Company or any of its Affiliates that has adopted the Plan in accordance with Section 19.4.
(u)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
(v)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of Exchange Act.
(w)    “Fair Market Value” means the closing sale price of one share of Stock as reported on the NYSE(or other national securities exchange on which the Stock may then be traded) on the date such value is determined or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded.
(x)    “Grant Date” means the date the Committee (or its designee) approves the Award or a date in the future on which the Committee determines the Award will become effective.
(y)    “Impaction” means the elimination of a Participant’s position by the Company, as approved by the CEO of the Company or his or her authorized designee, followed by the Company giving a Notice of Impaction to the Participant and the Participant’s subsequent Termination of Employment.
(z)    “Incentive Stock Option” or “ISO” means an Option granted to and in compliance with Section 5.8.
(aa)    “Nonemployee Director” means any member of the Board who, as of the Grant Date, is not an Employee.
(bb)    “Non-Qualified Stock Option” or “NQSO” means any Option which is not intended to be an Incentive Stock Option.
(cc)    “Notice of Impaction” means a written notice issued by the Company, at its sole discretion, to the Participant stating that his or her position with the Company has been selected for Impaction.
(dd)    “NYSE” means the New York Stock Exchange.

(ee)    “Officer Annual Incentive Plan” means the PNM Resources, Inc. Officer Annual Incentive Plan, or a similar plan that is designed to provide incentive compensation on an annual or shorter basis, as in effect at the relevant time.
(ff)    “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either: (i) a Non-Qualified Stock Option; or (ii) an Incentive Stock Option.
(gg)    “Participant” means an individual who has been granted an Award.
(hh)    “Performance-Based Award” means an Award granted to a Covered Employee which is intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.
(ii)    “Performance Cash Award” means a right to receive a payment in cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.
(jj)    “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals for Performance-Based Awards are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; adjusted cash earnings; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; total operating cost or operating cost per unit of output (MWh hours); the ratio of funds from operations to debt; improvement in, attainment of or compliance with various environmental standards; and customer satisfaction and safety. The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance-Based Award will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Document. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. In the Award Document, the Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Covered Employee.
(kk)    “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate or subsidiary, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
(ll)    “Performance Period” means the period of time of not less than one (1) year selected by the Committee over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award granted pursuant to Sections 6, 7, or 10.
(mm)    “Performance Share” means a right to receive a payment in the form of Stock depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.
(nn)    “Performance Unit” means a right to receive a payment in cash or Stock or a combination thereof depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.
(oo)    “Plan” means this PNM Resources, Inc. 2014 Performance Equity Plan as set forth in this document and as amended from time to time.
(pp)    “Prior Plans” means the 2009 Plan, and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
(qq)    “Protection Period” means the period beginning with the date on which a transaction closes, or an event occurs, which results in a Change in Control and ending twenty‑four (24) months thereafter.

(rr)    “Qualifying Change in Control Termination” means, in the context of any Participant other than a Nonemployee Director, a Participant’s Termination of Employment during the Protection Period due to: (i) a termination of employment by the Company for any reason other than Cause, death or Disability; or (ii) a termination of employment by the Participant due to Constructive Termination.
(ss)    “Restricted Period” means the period during which Restricted Stock or Restricted Stock Rights are subject to restrictions pursuant to the relevant provisions of the Plan.
(tt)    “Restricted Stock” means Stock granted to a Participant that is subject to certain restrictions and to risk of forfeiture as determined by the Committee.
(uu)    “Restricted Stock Right” means the right granted to a Participant to receive Stock in the future, at no monetary cost to the Participant, the payment of which is subject to certain restrictions and to risk of forfeiture as determined by the Committee.
(vv)    “Retainer” means the annual retainer to which each Nonemployee Director is entitled, as may be determined by the Board from time to time pursuant to Section 9.
(ww)    “Retainer Award” means an Award made to a Nonemployee Director pursuant to Section 9.
(xx)    “Retirement” means Termination of Employment and attainment of:
(i)    age forty-five (45) with twenty (20) years of service;
(ii)    age fifty-five (55) with ten (10) years of service;
(iii)    age fifty-nine and one-half (59½); or
(iv)    any age with thirty (30) years of service.
In the case of a Nonemployee Director, “Retirement” means: (i) a Nonemployee Director’s retirement and related resignation from the Board pursuant to the “Director Service Policy” or any equivalent policy that may be adopted or amended from time to time by the Board; or (ii) completion of the Nonemployee Director’s elected term under circumstances in which he or she is not reelected for an ensuing term for any reason other than for Cause.
(yy)    “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is twenty percent (20%) or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding thirty-six (36) months, with the level of bona fide service calculated in accordance with Treas. Reg. § 1.409A-1(h)(1)(ii).
Solely for purposes of determined whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a termination of employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.
In the case of a Nonemployee Director, “Separation from Service” means that such Director has ceased to be a member of the Board.
(zz)    “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treas. Reg. § 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(aaa)    “Stock” means the common stock of the Company, no par value.
(bbb)    “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 8.
(ccc)    “Stock Grant” means a right granted to a Participant pursuant to Section 6.
(ddd)    “Stock Unit” means a right granted to a Participant pursuant to Section 6.
(eee)    “Termination of Employment” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service”. In the case of any other Award, “Termination of Employment” will be given its natural meaning.
(fff)    “Termination of Service” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service”. In the case of any other Award, “Termination of Service” will mean the termination of a Nonemployee Director’s service on the Board.

N
W
E
S
40
25
CENTRAL
GOLD
SILVER
LEAD
COAL
5TH STREET
4TH STREET
3RD STREET
2ND STREET
BROADWAY
Corporate Headquarters (4th Floor)
414 SILVER S.W.
Parking
To Albuquerque International Sunport

Downtown Albuquerque
(map not to scale)

PNM Resources, Inc.
Annual Meeting of Shareholders

Thursday, May 15, 2014 – 9:00 A.M. (MDT)

PNM Resources Corporate Headquarters

4th Floor - Conference Center

414 Silver Avenue, S.W.

Albuquerque, NM

PNM Resources®

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2014.

PNM RESOURCES, INC.

PNM Resources®

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

M68859-P46701-Z62343

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 26, 2014
Date: May 15, 2014 **Time:** 9:00 AM MDT
Location: PNM Resources, Inc.
414 Silver Ave. SW 4th Floor
Albuquerque, New Mexico

For Directions Please Call (505) 241-2868

Please vote before the meeting. If you are unable to attend the meeting in person, you may listen to the meeting via the Internet @ www.virtualshareholdermeeting.com/pnm2014.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement 2. Annual Report on Form 10-K 3. Shareholder letter and Stock Performance Graph

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of a valid photo identification and an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M68860-P46701-Z62343

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Elect Nine Directors

   Nominees:

   01) Adelmo E. Archuleta
   02) Patricia K. Collawn
   03) E. Renae Conley
   04) Alan J. Fohrer
   05) Maureen T. Mullarkey
   06) Robert R. Nordhaus
   07) Donald K. Schwanz
   08) Bruce W. Wilkinson
   09) Joan B. Woodard

3. Approve PNM Resources, Inc.'s 2014 Performance Equity Plan.

M68861-P46701-Z62343

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder letter and Stock Performance Graph are available at www.proxyvote.com.

M68826-P46701-Z62343

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 15, 2014 9:00 AM MDT
This proxy is solicited by the Board of Directors

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Alan J. Fohrer, Robert R. Nordhaus, Bruce W. Wilkinson, and each or anyone of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at PNM Resources, Inc., Corporate Headquarters - 4th Floor, 414 Silver Avenue SW, Albuquerque, NM at 9:00 a.m. Mountain Daylight Time, on May 15, 2014, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR PROPOSALS 1, 2, 3 and 4.

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/pnm2014

Continued and to be signed on reverse side

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 14, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 14, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 14, 2014.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68825-P46701-Z62343 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PNM RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect Nine Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adelmo E. Archuleta
02) Patricia K. Collawn
03) E. Renae Conley
04) Alan J. Fohrer
05) Maureen T. Mullarkey
06) Robert R. Nordhaus
07) Donald K. Schwanz
08) Bruce W. Wilkinson
09) Joan B. Woodard

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder letter and Stock Performance Graph are available at www.proxyvote.com.

M68828-P46701-Z62343

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 15, 2014 9:00 AM MDT
This proxy is solicited by the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote the RSP shares by Internet, phone or mail before the earlier **RSP voting deadline of May 12, 2014, at 11:59 P.M. Eastern Time.** If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote the RSP shares as follows ("implied directions"):

- **FOR** the election of the 9 director nominees
- **FOR** the appointment of KPMG LLP as independent public accountants for 2014
- **FOR** the approval of PNM Resources, Inc.'s 2014 Performance Equity Plan
- **FOR** the compensation of named executive officers

Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the Trustee may vote the RSP shares in accordance with your express voting instructions, and if none are given, in accordance with the above implied directions.

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/pnm2014

Continued and to be signed on reverse side

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 12, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 12, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 12, 2014.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68827-P46701-Z62343 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PNM RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect Nine Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adelmo E. Archuleta
02) Patricia K. Collawn
03) E. Renae Conley
04) Alan J. Fohrer
05) Maureen T. Mullarkey
06) Robert R. Nordhaus
07) Donald K. Schwanz
08) Bruce W. Wilkinson
09) Joan B. Woodard

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date